Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This securities purchase agreement (this “Agreement”), dated as of December 16, 2019, is entered into among Pivotal Acquisition Corp. (to be renamed KLDiscovery, Inc.), a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (including their permitted successors and assigns, each a “Purchaser” and, together, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein) and (b) the following terms have the meanings set forth in this Section 1.1:

“Change of Control Purchased Share Delivery Date” shall have the meaning ascribed to such term in Section 4.3(c) hereof.

“Closing” means each of the Closing Date Securities Closing and the Debentures Closing.

“Closing Date” means the first date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) OTPP’s obligation to pay the purchase price of the OTPP Securities and Manulife’s obligation to pay the purchase price of the Manulife Securities at the Closing Date Securities Closing, (ii) the Company’s obligations to deliver, in the case of MGG, the MGG Shares, in the case of OTPP, the OTPP Securities, and, in the case of Manulife, the Manulife Securities, at the Closing Date Securities Closing, (iii) each Purchaser’s obligations to pay the purchase price of the Debentures at the Debentures Closing and (iv) the Company’s obligations to deliver the Debentures at the Debentures Closing, in each case, have been satisfied or waived.

“Closing Date Securities” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Closing Date Securities Closing” means the closing of the purchase and sale of the Closing Date Securities pursuant to Section 2.1(b) hereof.

“Closing Date Shares” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Closing Date Warrants” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Company Stockholders Meeting” shall have the meaning ascribed to such term in Section 4.6(b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debentures” means each 8.00% convertible debenture due 2024, subject to the terms therein, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Debentures Closing” means the closing of the purchase and sale of the Debentures pursuant to Section 2.1(a) hereof.

“Debenture Commitment Amount” shall have the meaning ascribed to such term in Section 2.1(a) hereof.

“Effective Date” means, with respect to any Securities, the earlier of (a) the date that such Security has been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions and (b) the one-year anniversary of the Issue Date (with respect to the Debentures, the Underlying Shares and the Closing Date Securities) or the one-year anniversary of the applicable Purchased Share Delivery Date (with respect to any Purchased Shares) (provided, in each case, that a holder of such Security is not an Affiliate of the Company).

“Information” means all information received from the Company or any Subsidiary or Affiliate thereof relating to the Company or any Subsidiary or Affiliate thereof or their respective businesses, other than any such information that is publicly available to the Purchasers, prior to disclosure by the Company, other than as a result of a breach of Section 4.6 hereof by any Purchaser.

“IRS” shall have the meaning ascribed to such term in Section 4.1(a) hereof.

“Manulife Permitted Transferees” means, subject to compliance with applicable securities Laws, any Affiliate of Manulife; provided, however, that these Manulife Permitted Transferees must enter into a written agreement agreeing to be bound by the transfer restrictions contained in this Agreement.

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“Manulife Shares” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Manulife Securities” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Manulife Warrants” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents, (c) a material adverse effect on the legality, validity or enforceability of the Transaction Documents or (d) a material adverse effect on the rights and remedies of any Purchaser under the Transaction Documents (including in its role as Holder).

“Meeting End Date” shall have the meaning ascribed to such term in Section 4.6 hereof.

“MGG Shares” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Notice of Purchase” shall have the meaning ascribed to such term in Section 4.3(a) hereof.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OTPP Permitted Transferees” means, subject to compliance with applicable securities Laws, any Affiliate of OTPP; provided, however, that these OTPP Permitted Transferees must enter into a written agreement agreeing to be bound by the transfer restrictions contained in this Agreement.

“OTPP Securities” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

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“OTPP Shares” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“OTPP Warrants” shall have the meaning ascribed to such term in Section 2.1(b) hereof.

“Owned Shares” shall have the meaning ascribed to such term in Section 4.6(b) hereof.

“Proxy” shall have the meaning ascribed to such term in Section 4.6(b) hereof.

“Purchased Share Change of Control Conversion Date” shall have the meaning ascribed to such term in Section 4.3(c) hereof.

“Purchased Share Change of Control Notice Date” shall have the meaning ascribed to such term in Section 4.3(c) hereof.

“Purchased Share Delivery Date” shall have the meaning ascribed to such term in Section 4.3(a) hereof.

“Purchased Shares” shall have the meaning ascribed to such term in Section 4.3(a) hereof.

“Purchaser” and “Purchasers” shall each have the meaning ascribed to such term in the Recitals.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4 hereof.

“Required Purchasers” means the Holders of a majority in aggregate principal amount of outstanding Debentures; provided, that such Required Purchasers shall include both an Affiliate of MGG and an Affiliate of OTPP; provided, further, that, with respect to any amendments, waivers or consents with respect to provisions regarding the OTPP Securities, “Required Purchasers” means OTPP and its OTPP Permitted Transferees; provided, further, that, with respect to any amendments, waivers or consents with respect to provisions regarding the Manulife Securities, “Required Purchasers” means Manulife and its Manulife Permitted Transferees; provided, further, that, with respect to any amendments, waivers or consents with respect to provisions regarding the MGG Shares, “Required Purchasers” means MGG. With respect to any amendments, waivers or consents with respect to provisions regarding the Purchased Shares, “Required Purchasers” shall be measured with respect to (x) the aggregate principal amount of outstanding Debentures and (y) the aggregate principal amount of Debentures no longer outstanding for which a right to receive Purchased Shares remains.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

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“Securities” means, collectively, the Debentures, the Underlying Shares, the Closing Date Securities and the Purchased Shares.

“Securities Act” shall have the meaning ascribed to such term in in the Recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Significant Holder” means each Purchaser party to this Agreement on the Issue Date (and their Affiliates) and each other Purchaser from time to time which, together with their Affiliates, hold more than 10% in outstanding aggregate principal amount of the Debentures.

“Stockholder Approval” shall have the meaning ascribed to such term in Section 4.6(a) hereof.

“Stockholder Approval Date” shall have the meaning ascribed to such term in Section 4.6(a) hereof.

“Stockholder Proposal” shall have the meaning ascribed to such term in Section 4.6(a) hereof.

“Tax Form Requirements” shall have the meaning ascribed to such term in Section 4.1(a) hereof.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the transfer agent of the Company as of the date hereof, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and any other shares of Common Stock issued and issuable pursuant to the terms of the Debentures and this Agreement (other than the Purchased Shares and the Closing Date Securities), including, without limitation, (i) shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures (assuming all permissible interest payments are made in shares of Common Stock)) and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing as described in the Debentures, in each case of clauses (i) and (ii) above, without respect to any limitation or restriction on the conversion of the Debentures.

“Warrant Exercise Date” shall have the meaning ascribed to such term in Section 3.6 hereof.

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ARTICLE II.

PURCHASE AND SALE

Section 2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers agree to purchase, in the maximum amount set forth in Schedule I hereto for each Purchaser, the Debentures in the maximum principal amount of $200,000,000 (such amount, the “Debenture Commitment Amount”). The Debenture Commitment Amount shall be reduced by an amount equal to (x) the amount of available cash in the Company’s trust account at the closing of the Business Combination (after giving effect to redemptions) minus (y) $80,000,000, and to the extent of a reduction of the Debenture Commitment Amount, each Purchaser’s individual commitment set forth on Schedule I hereto shall be reduced on a pro rata basis. The commitment of each Purchaser for the Debenture Commitment Amount is on a several, and not a joint, basis. The Purchasers shall deliver to the Company, via wire transfer, immediately available funds equal to the amount of their Debenture Commitment Amount, and the Company shall deliver to the Purchasers the Debentures, and the Company and the Purchasers shall deliver the other items set forth in Section 2.2 hereof deliverable at the Closing.

(b) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers agree to purchase, in the number set forth in Schedule I hereto for each Purchaser of shares of Common Stock and/or warrants to purchase an equal number of shares of Common Stock, as applicable. The shares of Common Stock to be purchased by MGG, OTPP and Manulife are referred to herein as the “MGG Shares,” the “OTPP Shares” and the “Manulife Shares,” respectively, and collectively are referred to as the “Closing Date Shares.” The warrants to purchase shares of Common Stock to be purchased by OTPP and Manulife are referred to herein as the “OTPP Warrants” (together with the OTPP Shares and any shares of Common Stock issuable upon exercise of the OTPP Warrants, the “OTPP Securities”) and the “Manulife Warrants” (together with the Manulife Shares and any shares of Common Stock issuable upon exercise of the Manulife Warrants, the “Manulife Securities” and, together with the MGG Shares and the OTPP Securities, the “Closing Date Securities”), respectively, and collectively are referred to as the “Closing Date Warrants.” OTPP shall deliver to the Company, via wire transfer, immediately available funds equal to $1,417,333.17, and the Company shall deliver to OTPP the OTPP Shares and the OTPP Warrants, and the Company and OTPP shall deliver the other items set forth in Section 2.2 hereof deliverable at the Closing. Manulife shall deliver to the Company, via wire transfer, immediately available funds equal to $354,333.54, and the Company shall deliver to Manulife the Manulife Shares and the Manulife Warrants, and the Company and Manulife shall deliver the other items set forth in Section 2.2 hereof deliverable at the Closing.

(c) Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 hereof, each of (i) the Closing Date Securities Closing, followed immediately by the (ii) Debentures Closing, shall occur, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or such other location as the parties shall mutually agree. For the avoidance of doubt, the Closing Date Securities Closing shall occur immediately prior to consummation of the Business Combination.

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Section 2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) (w) the executed Debentures, registered in the names and in the amounts set forth on Schedule I hereto, (x) in the case of MGG, the MGG Shares, (y) in the case of OTPP, the OTPP Shares and the OTPP Warrants and (z) in the case of Manulife, the Manulife Shares and the Manulife Warrants;

(iii) a certificate, dated the Closing Date and signed by an authorized officer of the Company, (1) certifying that all conditions set forth in Section 2.3 hereof have been fulfilled, (2) certifying that all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date have been performed and (3) certifying as to the following: (A) attached thereto is a copy of each organizational document of the Company duly executed and delivered by the Company and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (B) set forth therein are the signature and incumbency of the officers or other authorized representatives of the Company executing the Transaction Documents; and (C) attached thereto are copies of resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance of the Transaction Documents as of the Closing Date.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchasers;

(ii) (x) the purchase price of the Debentures by wire transfer to the account or accounts specified by the Company, (y) in the case of OTPP, the purchase price of the OTPP Shares and the OTPP Warrants by wire transfer to the account or accounts specified by the Company and (z) in the case of Manulife, the purchase price of the Manulife Shares and the Manulife Warrants by wire transfer to the account or accounts specified by the Company; and

(iii) documentation meeting the Tax Form Requirements.

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Section 2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the substantially concurrent consummation of the Business Combination in accordance in all material respects with the Merger Agreement; and

(ii) the delivery by each Purchaser of the items set forth in Section 2.2(b) hereof.

(b) The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the substantially concurrent consummation of the Business Combination in accordance in all material respects with the Merger Agreement; and

(ii) the delivery by the Company of the items set forth in Section 2.2(a) hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company to the Purchasers. The Company hereby represents and warrants as of the Closing Date to each Purchaser as follows:

(a) Existence, Qualification and Power. The Company (i) is a Person duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and (ii) has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(b) Authorization; No Contravention. The execution, delivery and performance by the Company of the Transaction Documents are within the Company’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the terms of any of the Company’s Organization Documents, (ii) violate any Law or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as not prohibited by the Debenture), or require any payment (other than for Indebtedness to be repaid on the Closing Date in connection with the Transactions) to be made under any Contractual Obligation to which the Company is a party, except, in the case of subclauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required and no stamp, registration, notarial or similar Taxes or fees are payable in connection with the execution, delivery or performance by the Company of this Agreement or any other Transaction Document, except for (w) approvals, consents,

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exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made, (x) the notice and/or application to the Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares, the Purchased Shares and/or any Closing Date Securities for trading thereon in the time and manner required thereby, (y) approvals, consents, exemptions, authorizations, actions, notices and filings as may be required under applicable Blue Sky or securities laws of the various states in connection with the purchase or receipt of the Securities by the Purchasers and (z) approvals, consents, exemptions, authorizations or other actions, notices, filings and payments, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Binding Effect. Each Transaction Document has been duly executed and delivered by the Company. Each Transaction Document when delivered by the Company in accordance with the terms hereof or thereof, as applicable, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.2 Representations and Warranties of the Company to OTPP. The Company hereby represents and warrants as of the Closing Date to OTPP as follows:

(a) Due Authorization. The OTPP Shares and the OTPP Warrants have been duly authorized and, when issued and delivered to OTPP against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organization Documents or under the Delaware General Corporation Law.

(b) Authorization; No Contravention. The issuance and sale of the OTPP Shares and the OTPP Warrants is within the Company’s corporate powers, has been duly authorized by all necessary corporate action and does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) violate any Law or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as not prohibited by the Debenture), or require any payment to be made under any Contractual Obligation to which the Company is a party, except, in the case of subclauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.3 Representations and Warranties of the Company to Manulife. The Company hereby represents and warrants as of the Closing Date to Manulife as follows:

(a) Due Authorization. The Manulife Shares and the Manulife Warrants have been duly authorized and, when issued and delivered to the Purchasers affiliated with Manulife against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organization Documents or under the Delaware General Corporation Law.

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(b) Authorization; No Contravention. The issuance and sale of the Manulife Shares and the Manulife Warrants is within the Company’s corporate powers, has been duly authorized by all necessary corporate action and does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) violate any Law or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as not prohibited by the Debenture), or require any payment to be made under any Contractual Obligation to which the Company is a party, except, in the case of subclauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4 Representations and Warranties of the Company to MGG. The Company hereby represents and warrants as of the Closing Date to MGG as follows:

(a) Due Authorization. The MGG Shares have been duly authorized and, when issued and delivered to the Purchasers affiliated with MGG against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organization Documents or under the Delaware General Corporation Law.

(b) Authorization; No Contravention. The issuance and sale of the MGG Shares is within the Company’s corporate powers, has been duly authorized by all necessary corporate action and does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) violate any Law or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as not prohibited by the Debenture), or require any payment to be made under any Contractual Obligation to which the Company is a party, except, in the case of subclauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5 Representations and Warranties of the Company in Connection with the Issuance of Purchased Shares. The Company hereby represents and warrants as of each Purchased Share Delivery Date, Purchased Share Change of Control Conversion Date and Change of Control Purchased Share Delivery Date to each Purchaser purchasing Purchased Shares as of such date as follows:

(a) Due Authorization. The Purchased Shares being issued on such Purchased Share Delivery Date have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organization Documents or under the Delaware General Corporation Law.

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(b) Authorization; No Contravention. The issuance of the Purchased Shares being issued on such Purchased Share Delivery Date is within the Company’s corporate powers, has been duly authorized by all necessary corporate action and does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) violate any Law or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as not prohibited by the Debenture), or require any payment to be made under any Contractual Obligation to which the Company is a party, except, in the case of subclauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.6 Representations and Warranties of the Purchasers, Manulife and OTPP. (x) Each Purchaser hereby represents and warrants as of the Closing Date and as of each Purchased Share Delivery Date, Purchased Share Change of Control Conversion Date and Change of Control Purchased Share Delivery Date and (y) OTPP and Manulife each hereby represents and warrants as of any date on which OTPP Warrants or Manulife Warrants, as applicable, are exercised for Common Stock (each, a “Warrant Exercise Date”), in each case, to the Company as follows:

(a) Existence, Qualification and Power. Such Person (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

(b) Authorization; No Contravention. The execution, delivery and performance by such Person of the Transaction Documents to which it is a party are within such Person’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) violate any Law or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any Contractual Obligation to which such Person is a party, except, in the case of subclauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Person.

(c) Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required and no stamp, registration, notarial or similar Taxes or fees are payable in connection with the execution, delivery or performance by such Person of the Transaction Documents to which it is a party, except for (x) approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made, (y) approvals, consents, exemptions, authorizations, actions, notices and filings as may be required under applicable Blue Sky or securities laws of the

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various states in connection with the purchase or receipt of the Securities by such Person on the Closing Date, such Purchased Share Delivery Date or such Warrant Exercise Date, as applicable, and (z) approvals, consents, exemptions, authorizations or other actions, notices, filings and payments, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Person.

(d) Binding Effect. Each Transaction Document to which it is a party has been duly executed and delivered by such Person. Each Transaction Document when delivered by such Person in accordance with the terms hereof or thereof, as applicable, will constitute a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(e) Own Account. Such Person understands that the Securities to be acquired on the Closing Date, such Purchased Share Delivery Date or such Warrant Exercise Date, as applicable, are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable securities law of any jurisdiction, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities law of any jurisdiction and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable securities law of any jurisdiction. Such Person is acquiring the Securities to be acquired on the Closing Date, such Purchased Share Delivery Date or such Warrant Exercise Date, as applicable, in the ordinary course of its business.

(f) Purchaser Status. At the time such Person was offered any Securities, it was, and as of the date hereof it is, and on the date on which the Debenture is converted or it otherwise acquires Underlying Shares or Purchased Shares, such Person will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(g) Experience of the Purchasers. Such Person, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Person is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) General Solicitation. Such Person is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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(i) Access to Information. Such Person acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all reports, schedules, forms, statements and other documents filed or furnished by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (including the exhibits thereto and documents incorporated by reference therein) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment. Such Person acknowledges and agrees that neither the Company nor any of its representatives has provided such Person with any information or advice with respect to the Securities, nor is such information or advice necessary or desired. Neither the Company nor any of its representatives has made or makes any representation as to the Company or the quality of the Securities. In connection with the issuance of the Securities to such Person, neither the Company nor any of its representatives has acted as a financial advisor or fiduciary to such Person.

(j) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, no such Person has, nor has any Person acting on behalf of or pursuant to any understanding with such Person, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Person first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to its representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Person has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(k) No Short Selling. Until such time that such Person no longer holds any principal amount of the Debentures, such Person, its agents, representatives and affiliates will not engage in or effect, in any manner whatsoever, directly or indirectly, any “Short Sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock; provided, that this restriction shall not apply to Short Sales entered into for purposes of hedging.

(l) No Manipulation. Neither such Person, nor any Person acting on behalf of or pursuant to any understanding with such Person, will take, directly or indirectly, any actions to trade in the Company’s Common Stock that might reasonably be expected to cause or result in, under the Securities Act or the Exchange Act, or otherwise, manipulation of the price of the Common Stock designed to artificially achieve the Conversion Price.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) A Purchaser may transfer all or a portion of its Debenture with the consent of the Company (not to be unreasonably withheld, delayed or conditioned); provided that the foregoing consent requirement shall not apply in connection with a transfer to an Affiliate of such Purchaser; provided further that, other than in the case of a transfer to an Affiliate of a Purchaser, no Debenture or any portion thereof may be transferred in a principal amount less than $5,000,000. Notwithstanding the foregoing, in connection with any transfer of all or any portion of a Debenture, the transferee must provide to the Company at the time of transfer: (i) for any transferee that is a United States person (as such term is used in the Code), a U.S. Internal Revenue Service (“IRS”) Form W-9 certifying that it is a United States person; (ii) for any transferee that is not a United States person (as such term is used in the Code), (1) an IRS Form W-8BEN-E certifying that it is entitled to benefits under an income tax treaty to which the United States is a party, (2) an IRS Form W-8ECI certifying that the income receivable pursuant to the Debentures is effectively connected with the conduct of a trade or business in the United States, (3) if the relevant Person is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code or (C) a controlled foreign corporation related to the Company within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached as Exhibit B hereto (a “Non-Bank Certificate”) and an IRS Form W-8BEN-E, certifying that the transferee is not a United States person and (4) to the extent that it is not the beneficial owner for U.S. federal income tax purposes, an IRS Form W-8IMY (or any successor forms) of the transferee, accompanied by, to the extent applicable, an IRS Form W-8BEN-E, Form W-8ECI, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (provided that if one or more of the beneficial owners are described in clause (3) above, it may provide a Non-Bank Certificate on behalf of each such beneficial owner to the extent such beneficial owners are legally able to provide such certificates); (iii) to the extent it is legally able to do so, any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Company to determine the withholding or deduction required to be made; and (iv) if any payment to a Purchaser would be subject to taxes imposed by FATCA if a Purchaser were to fail to comply with the applicable reporting requirements of FATCA, such documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA (which term for purposes of this provision shall include any amendments made to FATCA after the date of this Agreement) (the delivery requirements in this proviso, the “Tax Form Requirements”).

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Each Purchaser and each transferee agrees that if the information provided on any form previously delivered changes, or if a lapse in time or change in circumstances renders the information on any form obsolete, expired or inaccurate in any material respect, such Purchaser or such transferee shall promptly inform the Company and deliver promptly updated documentation satisfying the Tax Form Requirements, and the Company must be given at least five days’ prior notice of such transfer. Notwithstanding anything herein to the contrary, no Purchaser shall be permitted to transfer its Debenture to any person unless prior to such transfer the transferee has satisfied the Tax Form Requirements. Upon any transfer of a Debenture permitted hereby, the applicable transferee shall deliver to the Company documentation satisfying the Tax Form Requirements and such other information as the Company requests to effectuate the transfer, including information of the type necessary to enable the Company to update the Debenture Register. Each Debenture may be transferred upon surrender for registration of transfer of such Debenture by the relevant Purchaser at the principal office of the Company, and the Company shall execute and deliver one or more new Debentures of like tenor and of a like aggregate principal amount, registered in the name of such transferee upon delivery of the information described in the preceding sentence.

(b) The Securities may only be disposed of in compliance with state, federal and foreign securities laws. In connection with any transfer of Securities other than to the Company or pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(c) Each Purchaser agrees to the imprinting of a legend on any of the Securities in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

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THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO [NAME/TITLE OF REPRESENTATIVE OF COMPANY] at [ADDRESS – EMAIL OR PHYSICAL], THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY.

(d) After the Effective Date, promptly upon request of any Purchaser, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent, if required by the Transfer Agent, to effect the removal of the legend in Section 4.1(c) hereof from the applicable Securities. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(e) Notwithstanding the foregoing, OTPP agrees that the OTPP Securities may not be transferred, assigned or sold (except to OTPP Permitted Transferees) until the earlier to occur of (i) one year after the consummation of a Business Combination and (ii) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that, if the Last Reported Sale Price of the Common Stock equals or exceeds $12.00 per share (as adjusted pursuant to Section 5 of the Debentures) for any 20 Trading Days during the period of 30 consecutive Trading Dates commencing at least 150 days after the Business Combination, the OTPP Shares will be not be subject to the provisions of this Section 4.1(e).

(f) Notwithstanding the foregoing, Manulife agrees that the Manulife Securities may not be transferred, assigned or sold (except to Manulife Permitted Transferees) until the earlier to occur of (i) one year after the consummation of a Business Combination and (ii) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that, if the Last Reported Sale Price of the Common Stock equals or exceeds $12.00 per share (as adjusted pursuant to Section 5 of the Debentures) for any 20 Trading Days during the period of 30 consecutive Trading Dates commencing at least 150 days after the Business Combination, the Manulife Shares will be not be subject to the provisions of this Section 4.1(f).

Section 4.2 Other Reports.

(a) Monthly Financial Statements. So long as amounts due under the Debentures remain outstanding, the Company shall furnish to each Significant Holder, within 30 days after the end of each of the first 11 fiscal months of each fiscal year of the Company, beginning with the first full fiscal month following the Issue Date, a

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consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income and cash flows for such fiscal month and for the portion of the fiscal year then ended, setting out the key operating metrics of the Company and certified by a Responsible Officer of the Company, in each case, solely in the form prepared internally by management of the Company.

(b) Business and Financial Plan. So long as amounts due under the Debentures remain outstanding, the Company shall furnish to each Significant Holder, on or prior to the date financial statements are required to be delivered pursuant to Section 9(a)(i)(1) of the Debentures, a business and financial plan in a form mutually agreed by the Company and the Required Holders.

(c) Management Calls. So long as amounts due under the Debenture remain outstanding, the management of the Company shall, promptly after furnishing to each Significant Holder the monthly financial statements required by Section 4.2(a) hereof, hold a conference call with the Significant Holders to discuss such reports and the results of operations for the relevant reporting period.

Section 4.3 Right to Purchase Shares.

(a) Right to Purchase Shares. From and after each Optional Redemption Date (provided that if Stockholder Approval is required by stock exchange rule or other Law, the rights under this Section 4.3 shall commence on (i) if the Stockholder Approval Date occurs prior to any Optional Redemption Date, each Optional Redemption Date, or (ii) if an Optional Redemption Date occurs prior to the Stockholder Approval Date, on the Stockholder Approval Date with respect to such optional redemption occurring prior to the Stockholder Approval Date) until the earlier of (x) the Maturity Date and (y) the Purchased Share Change of Control Conversion Date (unless, in the case of this subclause (y), the related Notice of Conversion is deemed rescinded pursuant to Section 4(c) of the Debentures, in which case the right to purchase shares shall be reinstated), each Purchaser shall have the right to purchase shares of Common Stock from the Company (collectively, the “Purchased Shares”) in a number equal to the quotient obtained by dividing (x) the principal amount of the Debenture held by such Purchaser optionally redeemed by the Company on such Optional Redemption Date by (y) the Conversion Price; provided that with respect to a Purchaser that is buying Purchased Shares, the representations and warranties set forth in Section 3.6 hereof shall be true and correct in all material respects.

(b) Procedures. Any Purchaser shall effect a share purchase under Section 4.3(a) by delivering to the Company a notice (the “Notice of Purchase”), specifying therein the number of Purchased Shares to be purchased, the principal amount of the Debenture to which such purchase relates, the Conversion Price and the date on which the Purchased Shares are to be delivered, which shall be no earlier than ten Trading Days after the date of the Notice of Purchase (the “Purchased Share Delivery Date”). No ink-original Notice of Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of the Notice of Purchase be required. Not later than

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the Purchased Share Delivery Date, (i) the Company shall deliver, or cause to be delivered, to such Purchaser the Purchased Shares and (ii) such Purchaser shall deliver, or cause to be delivered, a wire order in the amount of the Conversion Price per Purchased Share to the account specified by the Company no less than one Business Day prior to the Purchased Share Delivery Date. Subject to the transfer restrictions set out in the Purchase Agreement and as required by applicable law, the Company shall deliver, and such Purchaser shall receive, any Purchased Shares required to be delivered by the Company under Section 4.3(a) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(c) Change of Control. Notwithstanding Section 4.3(a) hereof, if at any time when any Purchaser has a right to purchase Purchased Shares pursuant to Section 4.3(a) hereof (other than a suspension pursuant to subclause (y) thereof) the Company notifies such Purchaser of its intention to consummate a Change of Control (the date such notice is delivered to such Purchaser, the “Purchased Share Change of Control Notice Date”), such Purchaser may, at its option, deliver a Notice of Purchase to the Company no later than eight Business Days after the Purchased Share Change of Control Notice Date (the date such Notice of Purchase is delivered, the “Purchased Share Change of Control Conversion Date”) specifying therein the number of Purchased Shares to be purchased, the principal amount of the Debenture to which such purchase relates and the Conversion Price. The notice delivered by the Company shall, to the extent determined, contain (i) the identity of the prospective purchaser, including (to the extent applicable) the ultimate beneficial holder thereof, (ii) the number and classes of shares of Common Stock proposed to be acquired by the prospective purchaser under the terms of the Change of Control, (iii) the form and consideration to be paid for such shares, (iv) the expected timing for completion of the Change of Control and (v) any definitive documentation relating to such Change of Control (provided, that if such documentation is not available at the time of the delivery of such notice, then such documentation shall be delivered promptly following its execution). If, during the period from the Purchased Share Change of Control Conversion Date to the Change of Control Purchased Share Delivery Date, there is a change in the information delivered by the Company to such Purchaser with respect to such Change of Control (other than (A) a change to the identity of the prospective purchaser to an affiliate of such prospective purchaser, (B) an immaterial change in the expected timing for completion of the Change of Control or (C) after the execution of a definitive agreement with respect to such Change of Control, a change in the expected timing for completion of the Change of Control solely due to the receipt of regulatory approvals), the Company shall promptly notify such Purchaser of such change (such notice, a “Subsequent Company Notice”), and such Purchaser, within two Business Days of receipt of such Subsequent Company Notice, shall, (1) if it has delivered a Notice of Purchase, notify the Company in writing of either its rescission of its Notice of Purchase or its intention to proceed with the purchase of the Purchased Shares or (2) if it has not delivered a Notice of Purchase, deliver a Notice of Purchase or provide written notice that such Purchaser intends not to purchase Purchased Shares; provided, however, if the Subsequent Company Notice includes any change to the information referenced in sub-clauses (i), (ii) or (iii) above, which would, directly or indirectly, have a material impact or effect on the Purchaser in the proposed Change of Control transaction, then the Purchaser agrees to act in good faith to respond as set forth in sub-clauses (1) or (2) above as soon as possible and in any event no later than eight Business Days following of receipt of such Subsequent Company Notice. No ink-original Notice of Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or

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notarization) of the Notice of Purchase be required. Not later than a date designated by the Company that is no earlier than five Business Days prior to the Change of Control Date (the “Change of Control Purchased Share Delivery Date”), (I) the Company shall deliver, or cause to be delivered, to such Purchaser the Purchased Shares and (II) such Purchaser shall deliver, or cause to be delivered, a wire order in the amount of the Conversion Price per Purchased Share to the account specified by the Company no less than one Business Day prior to the Change of Control Purchased Share Delivery Date. If, in the case of any Notice of Purchase delivered pursuant to Section 4(c) hereof, the Company notifies the applicable Purchaser in writing that the Change of Control will not be consummated (which the Company shall promptly provide notice of if the definitive agreement with respect to the Change of Control expires or is terminated), such Purchaser shall respond in writing to the Company within two Business Days as to whether it intends to proceed with the purchase of the Purchased Shares and, if so, the proposed Purchased Share Delivery Date. If the Company does not receive written notice from such Purchaser within such two-Business-Day period, the Notice of Purchase will be deemed to be rescinded. If, for any reason, the Change of Control is not consummated or the notice regarding the Company’s intention to consummate a Change of Control is rescinded or withdrawn, the Purchaser’s rights to purchase shares of Common Stock pursuant to Section 4.3(a) hereof shall be reinstated for so long as they would otherwise exist thereunder.

(d) Fractional Shares; Calculations. No fractional shares or scrip representing fractional shares shall be issued upon the issuance of any Purchased Shares. As to any fraction of a share such Purchaser would otherwise be entitled upon such election to purchase, the Company shall round down to the next whole share. All calculations under this Section 4.3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(e) Reserve and Status of Common Stock Issued Upon Exercise of Right to Purchase. At all times from and after the Issue Date until the Maturity Date, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the issuance of the shares of Common Stock underlying the OTPP Warrants and the Manulife Warrants and the maximum number of Purchased Shares that may be issued in accordance with this Section 4.3.

Section 4.4 Tax Matters. Each Purchaser and the Company covenant and agree that they will report the Debentures as indebtedness of the Company for U.S. federal income tax purposes and will not take any position for U.S. federal income tax purposes contrary to such characterization, except as otherwise required pursuant to a determination (within the meaning of Section 1313(a) of the Code).

Section 4.5 Confidentiality. Each Purchaser agrees to maintain the confidentiality of the Information, except that Information may be disclosed: (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and numbering administration and settlement service providers on a need-to-know basis, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices; (b)

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to the extent requested by any regulatory authority having jurisdiction over such Purchaser or its respective Affiliates; (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case, based upon the reasonable advice of such Purchaser’s legal counsel (in which case such Purchaser agrees, to the extent practicable and not prohibited by applicable Law, to promptly notify the Company prior to disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 4.5 (or as may otherwise be reasonably acceptable to the Company), to a permitted transferee of any of its rights or obligations under this Agreement; (g) with the written consent of the Company; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 4.5; (i) to any state, federal or foreign authority or examiner regulating such Purchaser; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Company and the Subsidiaries and Affiliates thereof received by it from such Purchaser). Each Purchaser acknowledges that (i) the Information may include material non-public information concerning the Company or any of its Subsidiaries or Affiliates, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including U.S. federal and state securities Laws.

Section 4.6 Special Meeting of Stockholders.

(a) Proxy Statement. If the Closing occurs, the Company shall call and hold a special meeting of its stockholders, as promptly as reasonably practicable after the Closing, but no later than six months following the Closing Date (the “Meeting End Date”) to vote on proposals (collectively, the “Stockholder Proposal”) to approve the issuance of shares of Common Stock in connection with the conversion of the Debentures into shares of Common Stock pursuant to Section 4 of the Debentures and the right of each Purchaser to purchase shares of Common Stock pursuant to Section 4.3 hereof (“Stockholder Approval,” and the date on which such approval is obtained, the “Stockholder Approval Date”). The board of directors shall recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposal, and shall not modify or withdraw such resolution. In connection with such meeting, the Company shall promptly prepare (and the Purchasers will reasonably cooperate with the Company to prepare) and file (but in no event more than 90 days following the Closing) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance by the SEC. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. The Company agrees that each proxy statement referred to in this Section 4.6 shall comply as to form in all material respects

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with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and that none of the information included or incorporated by reference in any such proxy statement will, at the date it is filed with the SEC or mailed to the stockholders of the Company or at the time of the stockholders’ meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except for statements made in such proxy statement based exclusively on information supplied in writing by or on behalf of the Purchasers specifically and explicitly for inclusion or incorporation by reference therein. Each of the Purchasers and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Purchasers prior to mailing any proxy statement, or any amendment or supplement thereto, and provide the Purchasers with a reasonable opportunity to comment thereon. The Company shall promptly notify the Purchasers upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to any proxy statement and shall provide the Purchasers with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. The directors’ recommendation described in this Section 4.6 shall be included in the proxy statement filed in connection with obtaining such stockholder approval. In the event that the approval of the Stockholder Proposal is not obtained at such special stockholders’ meeting, the Company shall include a proposal to approve (and, the board of directors shall recommend approval of) such Stockholder Proposal at a meeting of its stockholders (which may be an annual meeting) no less than once in each six-month period beginning on the Meeting End Date until such approval is obtained or made, and the other applicable provisions of this Section 4.6 shall apply with respect to seeking such Stockholder Proposal.

(b) Voting by Purchasers. Each Purchaser hereby irrevocably and unconditionally agrees that such Purchaser shall (i) take all such actions as may be reasonably required to cause each of such Purchaser’s shares of Common Stock owned beneficially and/or of record as of the applicable record date of any special or annual meeting at which the Stockholder Proposal is to be voted on (such meeting, a “Company Stockholders Meeting” and shares of Common Stock, “Owned Shares”) to be present, in person or by proxy, at each Company Stockholder Meeting and (ii) at any such Company Stockholder Meeting vote (or cause to be voted), to the extent entitled to vote thereon, all of such Purchaser’s Owned Shares in favor of: (1) the approval of the Stockholder Proposal and (2) the approval of any proposal to adjourn such Company Stockholder Meeting to a later date if there are not sufficient votes for approval of the Stockholder Proposal. Each Purchaser hereby irrevocably appoints MGG and any designee of MGG, and each of them individually, as such Purchaser’s proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote at any Company Stockholders Meeting with respect to such Purchaser’s Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in the prior sentence (the “Proxy”);

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provided, however, that such Proxy shall be effective with respect to a Purchaser if, and only if, such Purchaser has not delivered to the secretary of the Company, at least two Business Days prior to the Company Stockholders Meeting, a duly executed proxy card directing that such Purchaser’s Owned Shares be voted in accordance with the prior sentence. The Proxy shall expire and be deemed revoked automatically at the termination of this Agreement or when the Stockholder Proposal is approved. The Proxy granted by each Purchaser is irrevocable and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Purchaser with regard to such Purchaser’s Owned Shares. The power of attorney granted by each Purchaser is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Purchaser. Except as expressly set forth in this Section 4.6, nothing in this Section 4.6 shall limit the right of any Purchaser to vote in favor of, against, or abstain with respect to any matter presented to the Company’s stockholders not addressed by this Section 4.6.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Termination. The parties’ obligations under this Agreement (except with respect to Article 3, this Section 5.1 and Sections 4.1, 4.3, 4.4, 4.5, 4.6, 5.7, 5.8, 5.9, 5.10, 5.14 and 5.15 hereof) will terminate upon repayment in full of all obligations under the Debentures. The parties’ obligations under this Agreement with respect to Section 4.3 hereof will terminate as set forth in such Section.

Section 5.2 Fees and Expenses. The Company shall pay, upon the consummation of the Business Combination, the reasonable and documented out-of-pocket fees and expenses of the Purchasers incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided that (x) the Purchasers provide to the Company an invoice of the reasonable and documented out-of-pocket fees and expenses to be reimbursed pursuant to this Section 5.2 and (y) the Company’s obligations to reimburse the Purchasers pursuant to this paragraph shall not exceed $500,000 in the aggregate. Any fees and expenses reimbursable under this Section 5.2 shall be netted from the purchase price of the Debentures. For the avoidance of doubt, the payment, reimbursement or indemnification obligations of the Company pursuant to this Agreement shall not apply to any income, withholding or similar taxes payable by or with respect to the Purchasers in connection with its ownership of Securities purchased in connection with this Agreement.

Section 5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.4 Notices. Any and all notices or other communications or deliveries to be provided by the Purchasers hereunder shall be in writing and delivered personally, by facsimile or by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on the signature pages attached hereto, or such other

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facsimile number, email address or address as the Company may specify for such purposes by notice to the Purchasers delivered in accordance with this Section 5.4. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or by email attachment or sent by a nationally recognized overnight courier service addressed to the Purchasers at the facsimile number, email address or address of the Purchasers appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of the Purchasers, as set forth on the signature pages attached hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth in the Purchase Agreement prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Required Purchasers; provided, that no such amendment, waiver or consent shall (i) waive or postpone any date fixed by the Debentures or any other Transaction Document for any payment of principal, interest or other amounts due to the Purchasers, including the Maturity Date, (ii) reduce the principal of, or the rate of interest specified herein on, any Debenture, (iii) change the provisions requiring pro rata payments to the Purchasers set forth in the Debenture or (iv) change any provision of this Section 5.5 or the definition of “Required Purchasers” or any other provision hereof specifying the number or percentage of the Purchasers required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case, without the written consent of each Purchaser directly affected thereby. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

Section 5.6 Headings. The headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser is permitted to assign or transfer any Securities; provided that such transferee shall be bound by the provisions of the Transaction Documents that apply to the “Purchasers.”

23

Section 5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4 hereof and this Section 5.8.

Section 5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10 Survival. The representations and warranties contained herein shall survive the Closing and each Purchased Share Delivery Date, as applicable.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 5.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

24

Section 5.13 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers pursuant to any Transaction Document or any Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, a receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.14 Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

[Signature Pages Follow]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PIVOTAL ACQUISITION CORP.

By:	/s/ Jonathan J. Ledecky
	Name:	Jonathan J. Ledecky
	Title:	Chief Executive Officer

ADDRESS FOR NOTICE:

Pivotal Acquisition Corp.
c/o Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention: Jonathan J. Ledecky

EMAIL:	jledecky@hockeyny.com
FAX:	(212) 818-8881

With a copy to (which shall not constitute notice):

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention: David Alan Miller / Jeffrey M. Gallant

EMAIL: dmiller@graubard.com / jgallant@graubard.com
FAX:	(212) 818-8881

[Signature Page to Securities Purchase Agreement]

1397225 ONTARIO LIMITED

By:	/s/ Christopher Witkowski
Name: Christopher Witkowski
Title: Senior Principal

ADDRESS FOR NOTICE:

Ontario Teachers’ Pension Plan 5650 Yonge Street
Toronto, Ontario M2M 4H5
Attn: Fixed Income Credit
Email: FI_Credit@otpp.com and law_investments@otpp.com

With a copy to (which shall not constitute notice):

Torys LLP 1114 Avenue of the Americas
New York, NY 10036
Attn: Darien G Leung
Email: dleung@torys.com

[Signature Page to Securities Purchase Agreement]

MGG SPECIALTY FINANCE FUND II LP
MGG SF EVERGREEN FUND LP
MGG SF DRAWDOWN UNLEVERED FUND II LP
MGG SF EVERGREEN UNLEVERED FUND LP
MGG INSURANCE FUND SERIES OF INTERESTS IN SALI MULTI-SERIES FUND, LP
MGG SF EVERGREEN MASTER FUND (CAYMAN) LP
MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP
MGG SF DRAWDOWN MASTER FUND
(CAYMAN) LP
MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP
MGG CANADA FUND LP
MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSp

By:	MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Chief Executive Officer

ADDRESS FOR NOTICE:

MGG Investment Group LP
One Penn Plaza, 53rd Floor
New York, NY 10119
Attn: Operations
Email: ops@mgginv.com

With a copy to (which shall not constitute notice):

Freshfields Bruckhaus Deringer 601 Lexington Avenue, 56th Floor
New York, NY 10022
Attn: Sebastian L. Fain
Email: sebastian.fain@freshfields.com

[Signature Page to Securities Purchase Agreement]

MANULIFE INVESTMENT MANAGEMENT LIMITED, as investment advisor on behalf of:

TCDIVMTE: MANULIFE DIVIDEND INCOME FUND

TUMHIMTE: MANULIFE U.S. MONTHLY HIGH INCOME FUND

TUDIVMTE: MANULIFE U.S. DIVIDEND INCOME FUND

TCDIVPIE: MANULIFE DIVIDEND INCOME CLASS

TCDIVRSB: MANULIFE DIVIDEND INCOME SEG FUND

By:	/s/ Conrad Dabiet
Name:	Conrad Dabiet
Title:	Senior Portfolio Manager

ADDRESS FOR NOTICE:

Warren M. Rudick Manulife Investment Management Limited VP & Chief Counsel 200 Bloor Street East, NT-6 Toronto, ON, Canada, M4W 1E5 E Warren_Rudick@manulife.com T 416 852 5338

[Signature Page to Securities Purchase Agreement]

SCHEDULE I

PURCHASER SCHEDULE

PURCHASER	DEBENTURE COMMITMENT	CLOSING DATE SHARES	CLOSING DATE WARRANTS
1397225 Ontario Limited	$80,000,000	1,478,379	1,411,775
MGG Specialty Finance Fund II LP	$10,512,446.00	26,281	—
MGG SF Evergreen Fund LP	$19,109,287.00	47,773	—
MGG Canada Fund LP	$7,733,548.00	19,334	—
MGG Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.	$334,714.00	837	—
MGG SF Evergreen Unlevered Fund LP	$9,967,767.00	24,919	—
MGG SF Drawdown Unlevered Fund II LP	$668,802.00	1,672	—
MGG SF Drawdown Unlevered Fund II (Luxembourg) SCSp	$13,333,333.00	33,333	—
MGG SF Evergreen Master Fund (Cayman) LP	$28,800,261.00	72,001	—
MGG SF Drawdown Master Fund (Cayman) LP	$2,714,848.00	6,787	—
MGG SF Drawdown Unlevered Master Fund II (Cayman) LP	$4,861,475.00	12,154	—
MGG SF Evergreen Unlevered Master Fund II (Cayman) LP	$1,963,519.00	4,909	—
TCDIVMTE – Manulife Dividend Income Fund	$10,880,026	201,059	192,002
TUMHIMTE – Manulife U.S. Monthly High Income Fund	$4,712,523	87,077	83,154
TUDIVMTE – Manulife U.S. Dividend Income Fund	$1,543,524	28,533	27,247
TCDIVPIE – Manulife Dividend Income Class	$2,564,380	47,382	45,247
TCDIVRSB – Manulife Dividend Income Seg Fund	$299,547	5,544	5,294

EXHIBIT A

FORM OF DEBENTURE

[See attached.]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO DAWN WILSON, CHIEF FINANCIAL OFFICER, AT 8201 GREENSBORO DR., SUITE 300, MCLEAN, VIRGINIA 22102, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY.

Issue Date: December [ 🌑 ], 2019

Principal Amount: $[ 🌑 ]

Conversion Price (subject to adjustment as set forth herein): $18.00

8.00% CONVERTIBLE DEBENTURE DUE DECEMBER [ 🌑 ], 2024

THIS 8.00% CONVERTIBLE DEBENTURE is one of a series of 8.00% convertible debentures of Pivotal Acquisition Corp. (to be renamed KLDiscovery, Inc.), a Delaware corporation (the “Company”), having its principal place of business at 8201 Greensboro Drive, McLean, Virginia 22102 (this debenture, as amended, restated, supplemented or otherwise modified from time to time, this “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to [ 🌑 ] or its registered assigns (the “Holder” and, together with the other holders of Debentures, the “Holders”), or shall have paid pursuant to the terms hereunder, the principal sum of $[ 🌑 ] on or prior to December [ 🌑 ], 2024 (subject, only for purposes of the date on which principal sums outstanding are due under this Debenture, to adjustment in accordance with the second paragraph of Section 4(a)) (the “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then-outstanding principal amount of this Debenture (including any PIK Interest (as defined below) paid) in accordance with the provisions hereof. This Debenture was issued pursuant to the securities purchase agreement, dated December 16, 2019 among the Company, the Holder and the other Holders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Additional Payment” means, with respect to clauses (i), (ii) and (iii) of Section 2(d) hereof, an amount equal to (a) $6,000,000, and (b) with respect to clause (iv) of Section 2(d) hereof, the Optional Redemption Additional Payment Amount, in each case, multiplied by a fraction (i) the numerator of which is the number of days elapsing since the last payment pursuant to Section 2(d) hereof (or the Issue Date if no payment has previously been made) and (ii) the denominator of which is 360; provided that the amount in clause (a) of this definition shall be decreased by an amount equal to the product of $6,000,000 and a fraction (x) the numerator of which is all original principal amounts of the Debentures previously redeemed and (y) the denominator of which is $200,000,000.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Alternate Consideration” shall have the meaning set forth in Section 5(b) hereof.

“Annual Net Cash Proceeds Threshold” shall have the meaning set forth in Section 6(c)(i) hereof.

“Applicable Proceeds” shall have the meaning set forth in Section 6(c)(i) hereof.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Asset Sale Offer” shall have the meaning set forth in Section 6(c)(iv) hereof.

“Business Combination” means the transactions contemplated by the Merger Agreement and the related agreements and any of the other related transactions as more fully described in the proxy statement/prospectus filed with the SEC on November 20, 2019.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City.

“Capitalized Lease” means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a financing lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date, and the amount of Indebtedness represented thereby at such time shall be the amount of the liability in respect thereof that would at that time be required to be reflected as a liability on a balance sheet in accordance with GAAP as in effect on the Issue Date.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Company or any of its Restricted Subsidiaries:

(a)

U.S. dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union (as it is constituted on the Issue Date) and, with respect to any foreign Subsidiaries, other currencies held by such foreign Subsidiary in the ordinary course of business;

(b)

readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c)

time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any domestic or foreign commercial bank that (i) issues (or the parent of which issues) commercial paper rated at least P-2 (or the then equivalent grade) by Moody’s or at least A-2 (or the then equivalent grade) by S&P and (ii) has combined capital and surplus of at least $250,000,000 (or the U.S. dollar equivalent thereof in a currency other than U.S. dollars as of the date of determination in the case of any non-U.S. banks) (any such bank being an “Approved Bank”), in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d)

commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate notes issued by, or guaranteed by a domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case, with maturities of not more than 24 months from the date of acquisition thereof;

(e)

marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company);

(f)

repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $250,000,000 (or the U.S. dollar equivalent thereof in a currency other than U.S. dollars as of the date of determination in the case of any non-U.S. banks) for direct obligations issued by or fully guaranteed or insured by the U.S. government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(g)

investments, classified in accordance with GAAP as consolidated current assets of the Company or any Restricted Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $250,000,000 (or the U.S. dollar equivalent thereof in a currency other than U.S. dollars as of the date of determination in the case of any non-U.S. banks), and the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (b) through (f) and (j) of this definition;

(h)	investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (b) through (g) above;

(i)

solely with respect to any Restricted Subsidiary that is a foreign Subsidiary, (x) such local currencies in those countries in which such foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (h) customarily utilized in countries in which such foreign Subsidiary operates for short-term cash management purposes; and

(j)

securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or the equivalent thereof).

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (j) above; provided that such amounts are converted into any currency listed in clause (a) or (j) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest” shall have the meaning set forth in Section 2(a) hereof.

“Cash Interest Rate” shall have the meaning set forth in Section 2(a) hereof.

“Cash Interest Payment Date” shall have the meaning set forth in Section 2(a) hereof.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to any the Company or any Restricted Subsidiary.

“Change of Control” means (a) for any reason whatsoever the Company shall cease to own, directly or indirectly, 50.1% of the Equity Interests of LD Topco, Inc., a Delaware corporation, (b) for any reason whatsoever LD Topco, Inc., a Delaware corporation, shall cease to own, directly or indirectly, 50.1% of the Equity Interests of each of LD Intermediate Holdings, Inc., a Delaware corporation and LD Lower Holdings, Inc., a Delaware corporation, (c) at any time prior to a Qualified IPO and for any reason whatsoever, the Permitted Holders shall cease to own, directly or indirectly, at least 50.1% of the Equity Interests of the Company having the power, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Company, (d) at any time after a Qualified IPO and for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Issue Date, but excluding any employee benefits plan of the Company or any of its Subsidiaries) other than the Permitted Holders shall beneficially own a percentage of the then-outstanding Voting Equity Interests of the Company that is more than the greater of (i) 35% of the outstanding Voting Equity Interests of the Company and (ii) the percentage of such Voting Equity Interests owned, directly or indirectly, by the Permitted Holders or (e) at any time, a Change of Control (as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable) shall have occurred (except with respect to clause (a) of the definition thereof).

“Change of Control Date” means the date on which a Change of Control is consummated.

“Change of Control Conversion Date” shall have the meaning set forth in Section 4(b) hereof.

“Change of Control Notice Date” shall have the meaning set forth in Section 4(b) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company, subject to Section 5(b) hereof.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning set forth in the Recitals.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of:

(a)	Consolidated Net Income; plus

(b)

an amount which, in the determination of Consolidated Net Income for such period, has been deducted (and not added back) (or, in the case of amounts pursuant to clauses (vi), (x) or (xi) below, not already included in Consolidated Net Income), for, without duplication:

(i)

total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (1) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (2) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (3) non-cash interest payments, (4) the interest component of Capitalized Leases, (5) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (6) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to any Indebtedness permitted to be incurred hereunder and (7) any expensing of bridge, commitment and other financing fees, but excluding total interest expense associated with Synthetic Lease Obligations) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income or gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed);

(ii)

provision for taxes based on income, profits or capital of the Company and its Restricted Subsidiaries, including corporate income tax, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including (1) penalties and interest related to such taxes or arising from any tax examinations and (2) in respect of repatriated funds;

(iii)

depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill), deferred financing fees or costs, capitalized software expenditures (including capitalized software development expenditures), customer acquisition costs and incentive payments, conversion costs and contract acquisition costs);

(iv)

other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period or write-off or write-down or reserves with respect to current assets, but including (1) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization and variances), (2) charges recognized in relation to post-retirement benefits or other charges necessary to adjust the defined benefit pension expense to reflect service cost only, (3) losses on minority interests owned by such Person, (4) the non-cash impact of accounting changes or restatements, (5) non-cash fair value adjustments in investments, (6) the non-cash portion of “straight line” rent expense and (7) any other non-cash losses and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations), all as determined on a consolidated basis;

(v)

restructuring charges, accruals or reserves and business optimization expenses, including any restructuring costs and integration costs incurred in connection with the Transactions and any acquisitions not prohibited hereby after the Issue Date, project start-up costs, losses, charges and expenses relating to any strategic initiatives (including any multi-year strategic initiatives), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, reconfiguration of fixed assets for alternative uses and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges (including curtailments and modifications to pensions and post-retirement employee benefit plans), and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing;

(vi)

the amount of “run rate” net cost savings, operating expense reductions, other operating improvements and acquisition synergies, in each case, projected by the Company in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company), net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided (1) the Company shall deliver a certificate by a Responsible Officer of the Company certifying that such cost savings, operating expense reductions, other operating improvements and synergies are, in the good faith judgment of the Company, (A) factually supportable and (B) reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition or the entry into any new agreements or amendments to existing agreements with customers or joint ventures, in each case, which is expected to result in such cost savings, expense reductions, operating improvements or synergies, as the case may be, (2) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (3) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vi) to the extent occurring more than six full fiscal quarters after the specified action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies; provided that, amounts added to Consolidated EBITDA pursuant to this clause (vi), other than to the extent in connection with the Transactions, shall not, when combined with amounts added to Consolidated EBITDA pursuant to the third paragraph of the definition of “Pro Forma Basis,” in the aggregate exceed 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any four consecutive fiscal quarter period;

(vii)

non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options and other equity and equity-based interests to employees or other service providers of the Company or any Restricted Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options and other equity and equity-based interests prior to the Issue Date) or the treatment of such options and other equity and equity-based interests under variable plan accounting;

(viii)

(1) management, consulting and advisory fees, termination payments, transaction fees, indemnities and expenses permitted by Section 7(a)(iii) hereof and (2) the amount of expenses, if any, relating to payments made to holders of stock options or other compensatory equity-based awards in the Company in connection with, or as a result of, any distribution being made to equity holders or unit holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such holders of compensatory equity-based awards as though they were shareholders or unit holders at the time entitled to share in such distribution, in each case to the extent not prohibited hereby;

(ix)

any costs or expenses incurred pursuant to any management equity plan or share or unit option plan or any other management, director or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of a Company or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(x)

proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income);

(xi)

charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with the Transactions, any acquisition not prohibited hereby or any transaction not prohibited hereby, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Company or a Restricted Subsidiary in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xi) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period);

(xii)	Synthetic Lease Obligations, to the extent deducted as an expense in such period;

(xiii)	any losses realized upon a disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business;

(xiv)

cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) of this definition for any previous period and not added back;

(xv)

net realized losses relating to amounts denominated in foreign currencies resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) 830 (or any similar pronouncement) (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice);

(xvi)

cash expenses relating to earn outs and similar obligations and any other earn-out obligations incurred connection with any acquisition, buyout or other investment paid or accrued during the applicable period, including any mark-to-market adjustments;

(xvii)	Initial Public Company Costs;

(xviii)	any loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);

(xix)

the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof; and

(xx)	compensation and reimbursement of expenses of non-management members of the board of directors (or similar body) of such Person (other than employees of the Sponsor); minus

(c)	an amount which, in the determination of Consolidated Net Income, has been included for:

(i)

other non-cash income or gains, including (1) any non-cash portion of “straight line” rent expense, (2) credits recognized in relation to post-retirement benefits or other credits necessary to adjust the defined benefit pension income to reflect service cost only, (3) gains on minority interests owned by any Person, (4) the non-cash impact of accounting changes or restatements, (5) non-cash fair value adjustments in investments, but excluding (x) accrual of revenue in the ordinary course, (y) any such items in respect of which cash was received in a prior period or will be received in a future period (and, in the case of cash that was received in a prior period, such amounts previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause

(b) of this definition)) or (z) any such items that represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required (and where such accrual or reserve previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) and (6) any other non-cash gains and income resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, all as determined on a consolidated basis;

(ii)	any gains realized upon the disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business;

(iii)

the amount of cash received in such period in respect of any non-cash income or gain in a prior period (and such non-cash income or gain previously increased Consolidated Net Income in a prior period (and would not have been required to be deducted pursuant to clause (c)(i) of this definition));

(iv)

net realized gains relating to amounts denominated in foreign currencies resulting from the application of ASC 830 (or any similar pronouncement) (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice); and

(v)	any gain related to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income, excluding, without duplication:

(a)

extraordinary, unusual or non-recurring charges, expenses, losses or gains (including (i) accruals for amounts payable and payments under executive employment agreements, severance costs, relocation costs, signing, retention and completion bonuses and (ii) gains and losses realized on disposition of property outside of the ordinary course of business);

(b)

any amounts attributable to investments in any non-wholly owned Restricted Subsidiary, Unrestricted Subsidiary or Joint Venture (other than any Person at the Issue Date accounted for by the equity method of accounting; provided that to the extent not already excluded or deducted as minority interest expense, payments made in respect of interests of third parties shall be excluded) to the extent that such amounts have not been distributed in cash or Cash Equivalents to such Person and its Restricted Subsidiaries during such applicable period;

(c)

(i) any net unrealized gains and losses resulting from fair value accounting (including as a result of the mark-to-market of obligations of Swap Contracts and other derivative instruments) and (ii) any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies (including net unrealized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items), in each case, to the extent included in Consolidated Net Income;

(d)

the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis);

(e)

the cumulative effect of a change in or the adoption, application or modification of accounting principles or policies during such period, whether effected through a cumulative effect adjustment or a retroactive application;

(f)

effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements resulting from the application of purchase accounting (including any step-ups with respect to re-valuing assets and liabilities) in relation to the Transactions and any investment, acquisition, merger or consolidation (or resulting from any reorganization or restructuring) that is consummated after the Issue Date or the depreciation, amortization or write-off of any amounts thereof;

(g)	Transaction Costs; and

(h)

transaction fees and expenses incurred, or amortization thereof, in connection with, to the extent permitted hereunder, any investment, any Debt Issuance, any Equity Issuance, any disposition, any casualty event, any recapitalization or any amendments or waivers of the Transaction Documents, documentation governing other securities, credit facilities or debt instruments (including, in each case listed above, any amendments or other modifications thereto) and Permitted Refinancings in connection therewith, in each case, whether or not consummated.

There shall be excluded from Consolidated Net Income for any period (a) the accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and/or its Restricted Subsidiaries), as a result of any acquisition consummated prior to the Issue Date, the Transactions and any acquisitions or investments not prohibited hereby or the amortization or write-off of any amounts thereof and (b) any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts and (iii) other derivative instruments.

“Consolidated Total Assets” means, the consolidated total assets of the Company and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Company as of the most recent period for which financial statements were required to have been delivered pursuant to Section 9(a)(i)(1) or 9(a)(i)(2) hereof (and, in the case of any determination relating to any incurrence of Indebtedness or any investment, Restricted Payment or acquisition, on a Pro Forma Basis including any property or asset being acquired or disposed of in connection therewith) (or prior to such initial delivery hereunder, the most recent financial statements publicly filed with the SEC).

“Consulting Services Agreement” means those certain consulting services agreements between LDisc Holdings, LLC, on the one hand, and an affiliate of the Sponsor, on the other hand, dated as of December 22, 2015, as such consulting services agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent that such amendments, supplements or modifications (a) do not increase the obligation of LDisc Holdings, LLC or any of its subsidiaries to make payments thereunder and (b) are otherwise permitted under the terms of the Transaction Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.

“Conversion Date” shall have the meaning set forth in Section 4(a) hereof.

“Conversion Price” means $18.00 per share of Common Stock, subject to adjustment as set forth herein.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof and the Purchase Agreement.

“Debenture” and “Debentures” shall each have the meaning set forth in the Recitals.

“Debenture Register” shall have the meaning set forth in Section 2(b) hereof.

“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.

“Debtor Relief Laws” means Title 11 of the United States Code, as amended, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Company of any of its Equity Interests to another Person.

“Disposition Transaction” means any Disposition, the Net Cash Proceeds of which are required to be applied to the repayment of First Lien Obligations under the First Lien Credit Agreement (as in effect on the Issue Date) and without giving effect to any amendment, waiver or other modification thereof.

“Distribution” shall have the meaning set forth in Section 5(a) hereof.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with provisions of this Debenture (including the purchase of any amount of this Debenture tendered pursuant thereto)), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with provisions of this Debenture (including the purchase of any amount of this Debenture tendered pursuant thereto)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees or other service providers of the Company or any Restricted Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or any Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations or in connection with such employee’s or other service provider’s termination, death or disability.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“Event of Default” shall have the meaning set forth in Section 8(a) hereof.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder: (a) Taxes imposed on or measured by such Holder’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of or having its principal office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) any Taxes that are imposed as a result of any other present or former connection between such Holder and the jurisdiction imposing such Tax (other than connections arising from holding this Debenture); (b) any U.S. federal withholding Taxes imposed pursuant to applicable law (including any applicable tax treaty) in effect on the date on which such Holder becomes a Holder or changes its relevant lending office, except, in each case, to the extent that additional amounts with respect to such Taxes were payable to such Holder’s assignor immediately before such Holder became a party hereto; (c) Taxes attributable to a Holder’s failure to deliver documentation meeting the Tax Form Requirements; (d) Taxes imposed under FATCA; or (e) U.S. backup withholding Taxes.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Debenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“First Lien Credit Agreement” means that certain first lien credit agreement, dated as of December 9, 2016, among LD Intermediate Holdings, Inc. and LD Lower Holdings, Inc., as co-borrowers, LD Topco, Inc., as holdings, the lenders and other persons party thereto from time to time and Royal Bank of Canada, as administrative agent and collateral agent, as the same may be amended, restated, modified, supplemented, extended, increased, renewed, refunded, replaced, restructured or refinanced from time to time in one or more agreements (in each case with the same or new lenders, investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof with new lenders or a different agent, in each case as and to the extent permitted by this Debenture.

“First Lien Incremental Loans” means the “New Term Loans,” any “Term Commitment Increase” or “Revolving Credit Commitment Increase,” each as defined in the First Lien Credit Agreement.

“First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Funded First Lien Indebtedness (less the Unrestricted Cash of the Company and its Restricted Subsidiaries as of such date) of the Company and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended.

“First Lien Incremental Notes” means the “New Incremental Notes” as defined in the First Lien Credit Agreement.

“First Lien Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“Foreign Disposition” shall have the meaning set forth in Section 6(c)(iii) hereof.

“Fundamental Transaction” shall have the meaning set forth in Section 5(b) hereof.

“Funded First Lien Indebtedness” means Funded Indebtedness that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary; provided that such Funded Indebtedness (i) is not expressly subordinated pursuant to a written agreement in right of payment to the First Lien Obligations or (ii) is not secured by Liens on the collateral securing the First Lien Obligations that are expressly junior to the Liens securing the First Lien Obligations.

“Funded Indebtedness” means all Indebtedness of the type described in clauses (a), (b)(i), (f) and, without duplication, (h) of the definition of “Indebtedness” (to the extent relating to Indebtedness of the type described in clauses (a), (b)(i) or (f) of the definition thereof), of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet (in the case of such clause (h), of the Person whose Indebtedness is guaranteed) prepared as of such date on a consolidated basis in accordance with GAAP (but (x) subject to Section 10(b)(iii) hereof and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding (i) obligations in respect of letters of credit, except to the extent of unreimbursed amounts thereunder that are not reimbursed within two Business Days after such amount is drawn and (ii) Attributable Indebtedness of the type described in clause (b) of the definition of Attributable Indebtedness. For the avoidance of doubt, it is understood that obligations (x) under Swap Contracts and Cash Management Agreements, and (y) owed by Unrestricted Subsidiaries, do not constitute Funded Indebtedness.

“Funded Senior Secured Indebtedness” means Funded Indebtedness that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case, in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Issue Date, or entered into in connection with any acquisition or disposition of assets not prohibited hereby (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Holder” and “Holders” shall each have the meaning set forth in the Recitals.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

the maximum amount of (i) all letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)	net obligations of such Person under any Swap Contract;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not yet paid after becoming due and payable, (iii) expenses accrued in the ordinary course of business and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	all Attributable Indebtedness;

(g)	all obligations of such Person in respect of Disqualified Equity Interests; and

(h)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or Joint Venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, (i) unless such Indebtedness is expressly made non-recourse to such Person or (ii) except to the extent such Person’s liability for such Indebtedness is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit and (B) in the case of the Company and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of roll over or extensions of term). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) of this definition shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” shall have the meaning set forth in Section 10(n) hereof.

“Indemnities” shall have the meaning set forth in Section 10(n) hereof.

“Immaterial Subsidiary” means any Subsidiary of the Company that, as of the date of the most recent financial statements required to be delivered pursuant to Section 9(a)(i)(1) or 9(a)(i)(2) hereof, (a) does not have (x) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (y) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of the Company and its Restricted Subsidiaries for such period or (b) whose contribution to Consolidated EBITDA (when combined with the contribution to Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date does not exceed 5.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries for such period (or prior to such initial delivery hereunder, the most recent financial statements publicly filed with the SEC).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Debenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees, in each case, to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange and in connection with the consummation of the transactions contemplated by the Business Combination; provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a result of its listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange and in connection with the consummation of the transactions contemplated by the Business Combination shall not constitute Initial Public Company Costs.

“Interest Payment Date” shall have the meaning set forth in Section 2(a) hereof.

“Interest Rate” shall have the meaning set forth in Section 2(a) hereof.

“Issue Date” means the date of the first issuance of this Debenture, regardless of any transfers of this Debenture and regardless of the number of instruments which may be issued to evidence this Debenture.

“Joint Venture” means (a) any Person that is not a Subsidiary of the Company that would constitute an “equity method investee” of the Company or any of its Restricted Subsidiaries and (b) any Person other than an individual or a Subsidiary of the Company in which the Company or any Restricted Subsidiary holds or acquires a beneficial ownership interest (by way of ownership of Equity Interests or other evidence of ownership) in such Person.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” shall have the meaning set forth in Section 7(e) hereof.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance having the effect of security, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement or any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Company and its Restricted Subsidiaries of any assets, business or Person not prohibited hereby whose consummation is not conditioned on the availability of, or on obtaining, third-party acquisition financing and which is designated as a Limited Condition Acquisition by the Company or such Restricted Subsidiary in writing to the Holder.

“Manulife” means Manulife Investment Management Limited.

“Market Disruption Event” means (a) a failure by the Trading Market to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” shall have the meaning set forth in the Recitals.

“Maximum Rate” shall have the meaning set forth in Section 10(i) hereof.

“Merger Agreement” means that certain agreement and plan of reorganization, dated as of May 20, 2019, as amended by that certain amendment to agreement and plan of reorganization, dated as of October 30, 2019, by and among the Company, Pivotal Merger Sub Corp., LD Topco, Inc. and, solely in its capacity as representative of the stockholders of LD Topco, Inc., Carlyle Equity Opportunity GP, L.P., as the same may be amended, restated, supplemented or otherwise modified.

“MGG” means MGG Investment Group LP.

“Net Cash Proceeds” means:

(a)

with respect to the Disposition of any asset by the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of (1) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition and that is required to be repaid in connection with such Disposition, (2) the out-of-pocket expenses incurred by the Company or such Restricted Subsidiary in connection with such Disposition (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (3) income Taxes reasonably estimated to be payable in connection with such Disposition (or any Tax distribution the Company makes as a result of such Disposition) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds, (4) any costs associated with unwinding any related Swap Contract in connection with such transaction, (5) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Company or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (6) any customer deposits required to be returned as a result of such Disposition, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (x) received upon the Disposition of any non-cash consideration received by the Company or any of its Restricted Subsidiaries in any such Disposition and (y) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (5) above;

(b)

with respect to the issuance of any Equity Interest by the Company or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, premiums, commissions, Taxes, other out-of-pocket expenses and other customary expenses and fees related thereto, incurred by the Company or such Restricted Subsidiary in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and

(c)

with respect to the incurrence or issuance of any Indebtedness by the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, Taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Company or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any foreign Subsidiary, deductions in respect of withholding Taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“New York Courts” shall have the meaning set forth in Section 10(f) hereof.

“Notice of Conversion” shall have the meaning set forth in Section 4(a) hereof.

“Offer Amount” shall have the meaning set forth in Section 6(c)(iv) hereof.

“Optional Redemption Additional Payment Amount” means $6,000,000 (as decreased pursuant to the proviso in the definition of “Additional Payment”) multiplied by a fraction (a) the numerator of which is the original principal amount of the Debentures being redeemed and (b) the denominator of which is $200,000,000.

“Optional Redemption Date” shall have the meaning set forth in Section 6(b) hereof.

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a) hereof.

“OTPP” means 1397225 Ontario Limited.

“Permitted Affiliate Transactions” means:

(a)	transactions among the Company and its Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(b)

the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions (in the case of any deferred fees payable to the Sponsor, only so long as no Event of Default has occurred and is continuing);

(c)

so long as no Event of Default under Sections 8(a)(v) and (vi) hereof shall have occurred and be continuing, the payments pursuant to the Consulting Services Agreements (including upon the termination thereof) to the Sponsor plus related indemnities and reasonable expenses; provided that during the period that an Event of Default under Section 8(a)(v) and (vi) hereof shall have occurred or be continuing, such payments may accrue, but not be paid, and following cure of such Event of Default to the satisfaction of the Required Holders, such accrued payments may be paid to the Sponsor;

(d)	customary fees and indemnities may be paid to any directors or managers of the Company and its Restricted Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed;

(e)

the Company and its Restricted Subsidiaries may enter into employment and severance or other compensation arrangements with officers, directors, consultants and employees of the Company and its Restricted Subsidiaries (or any direct or indirect parent company of the Company and its Restricted Subsidiaries) in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of the Company or such Restricted Subsidiary and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of the Company or such Restricted Subsidiary;

(f)

any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof) permitted hereby;

(g)	payments required to be made pursuant to the Merger Agreement;

(h)

transactions pursuant to agreements in existence on the Issue Date or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Holders in any material respect; provided that any such transactions in excess of $5,000,000 are set forth on Schedule 7(a)(iii) hereto;

(i)

transactions between the Company or any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director or manager of such Person is also a director or manager of the Company or a Restricted Subsidiary; provided, however, that such director or manager abstains from voting as a director of the Company or such Subsidiary, as the case may be, on any matter involving such other Person;

(j)

the issuance of Equity Interests to any Permitted Holder or the Sponsor, or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or Affiliates of any of the foregoing) of the Company, any of its Subsidiaries or any direct or indirect parent thereof;

(k)

any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors or board of managers of the Company, as the case may be;

(l)	transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(m)

investments by Affiliates in Indebtedness or preferred Equity Interests of the Company or any of its Subsidiaries (and/or such Affiliate’s exercise of any permitted rights with respect thereto), so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(n)

reimbursement of reasonable out-of-pocket costs and expenses of the Sponsor by the Company and any Restricted Subsidiary incurred in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), so long as such costs and expenses are approved by a majority of the members of the board of directors or a majority of the disinterested members of the board of directors, in each case, of the Company or such Restricted Subsidiary in good faith;

(o)

loans and other transactions among the Company and its Subsidiaries (to the extent any such Subsidiary that is not a Restricted Subsidiary is only an Affiliate as a result of investments by the Company and its Restricted Subsidiaries in such Subsidiary) to the extent not otherwise prohibited hereunder;

(p)

the payment of reasonable out-of-pocket costs and expenses and indemnities pursuant to any stockholders agreement or registration rights agreement (or amendments to such agreements) entered into on or after the Issue Date in connection therewith or similar equityholder’s agreements or limited liability company agreements;

(q)

transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Holder a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; and

(r)

payments to or from, and other transactions with, a Joint Venture (to the extent any such Joint Venture is only an Affiliate as a result of investments by the Company and its Restricted Subsidiaries in such Joint Venture) in the ordinary course of business and to the extent not otherwise prohibited hereunder.

“Permitted Holders” means the collective reference to (a) Permitted Transferees, (b) the Sponsor, (c) MGG, (d) OTPP, (e) Manulife and, in each case, their respective Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing), managers and members of management of the Company or any of its Subsidiaries that have ownership interests in the Company and one or more third-party co-investors identified to the Holder prior to the Closing Date (it being understood any such managers or members of management and third-party co-investors shall only constitute “Permitted Holders” to the extent that the ownership interests held by any such managers or members of management and third-party co-investors collectively are less than the ownership interests held by the Sponsor, with any excess ownership interests being excluded from the ownership deemed held by Permitted Holders for purposes of determining whether a Change of Control has occurred).

“Permitted Indebtedness” means:

(a)

Indebtedness under (i) the First Lien Credit Agreement, including the Guarantees thereof and the issuance and creation of letters of credit, bankers’ acceptances and ancillary facilities thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), (1) in an aggregate principal amount at any time outstanding not to exceed $370,000,000, plus the aggregate principal amount of any First Lien Incremental Loans or First Lien Incremental Notes incurred after the Issue Date and permitted to be incurred under the First Lien Credit Agreement, and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (2) in respect of Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the First Lien Credit Agreement) incurred in accordance with the terms of the First Lien Credit Agreement, and (ii) the Second Lien Credit Agreement, including the Guarantees thereof and the issuance and creation of letters of credit, bankers’ acceptances and ancillary facilities thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount at any time outstanding not to exceed $125,000,000, and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b)	Indebtedness evidenced by the Debentures and any Guarantees hereof and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(c)

Indebtedness existing on the Issue Date (other than Indebtedness described in clause (a) or (b) of this definition that is incurred or existing on the Issue Date) and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof); provided that any such Indebtedness in excess of $5,000,000 is set forth on Schedule 7(a)(ii) hereto;

(d)	Guarantees incurred by the Company or any Restricted Subsidiary in respect of Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred under this Debenture;

(e)

Indebtedness of (i) the Company owing to a Restricted Subsidiary (provided that such Indebtedness shall be subordinated in right of payment to the Company’s obligations with respect to this Debenture) and (ii) any Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(f)

(i) (1) Attributable Indebtedness (including Capitalized Leases) and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase or other acquisition, repair or improvement of fixed or capital assets within the limitations of clause (i) of the definition of “Permitted Liens” and (2) any Permitted Refinancing in respect thereof (or successive Permitted Refinancings thereof) (provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $15,000,000 and (y) 17.5% of Consolidated EBITDA) and (ii) Attributable Indebtedness arising out of sale-leaseback transactions not prohibited hereby and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(g)	Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(h)	Indebtedness representing deferred compensation or stock-based compensation to employees of the Company and its Restricted Subsidiaries;

(i)

Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any Restricted Subsidiary;

(j)

Indebtedness in respect of indemnification, purchase price adjustments or other similar adjustments incurred by the Company or any Restricted Subsidiary in connection with any investment, other acquisition or disposition not prohibited hereby under agreements that provide for the adjustment of the indemnification, purchase price or for similar adjustments;

(k)

Indebtedness consisting of obligations of the Company or any Restricted Subsidiary under deferred consideration (e.g., earn-outs, indemnifications, incentive non-competes and other contingent obligations) or other similar arrangements incurred by such Person in connection with the Transactions or any acquisition not prohibited hereby;

(l)

Indebtedness (i) assumed in connection with any acquisition (provided that such Indebtedness is not incurred in contemplation of such acquisition or any Permitted Refinancing thereof) or (ii) incurred to finance any acquisition; provided that after giving Pro Forma Effect to such acquisition and the assumption or incurrence of such Indebtedness, as applicable, (1) the Total Net Leverage Ratio (determined on a Pro Forma Basis) is no greater than 5.25 to 1.00, (2) if such Indebtedness is secured by a Lien on any asset or property of any Restricted Subsidiary on a pari passu basis with the First Lien Obligations, the First Lien Net Leverage Ratio (determined on a Pro Forma Basis) is no greater than 3.75 to 1.00 or (3) if such Indebtedness is secured by a Lien on any asset or property of any Restricted Subsidiary, the Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis) is no greater than 5.25 to 1.00; provided, further, that in the cause of subclause (ii), (A) such Indebtedness does not mature prior to the Maturity Date of, or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of, this Debenture, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date and (B) no Event of Default shall exist or result therefrom and, in each case, any Permitted Refinancing of such Indebtedness; provided, further, that, with respect to this clause (l), any identifiable proceeds of Indebtedness shall not qualify as “cash or Cash Equivalents” for the purposes of calculating any net obligations or liabilities for purposes of such incurrence;

(m)

Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements, other cash management arrangements and similar arrangements, in each case, in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness is extinguished within 30 days;

(n)	Indebtedness in an aggregate principal amount not to exceed the greater of (x) $25,000,000 and (y) 30.0% of Consolidated EBITDA at any time outstanding;

(o)

Indebtedness incurred by the Company or any Restricted Subsidiary in respect of bank guarantees, letters of credit, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims;

(p)

obligations (including bank guarantees, letters of credit issued or similar investments) in respect of performance, bid, appeal and surety bonds, customer guarantees and performance and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(q)	Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r)

Indebtedness in an aggregate principal amount not to exceed the amount of cash that is contributed to the common equity of the Company or any Restricted Subsidiary after the Issue Date (other than, in the case of a Restricted Subsidiary, by the Company or any Restricted Subsidiary);

(s)	Indebtedness constituting Permitted Ratio Debt and any Permitted Refinancings thereof (or successive Permitted Refinancings thereof);

(t)	Indebtedness supported by a letter of credit issued under the First Lien Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(u)	Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;

(v)	Guarantees incurred in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees;

(w)

unsecured Indebtedness in respect of intercompany obligations of the Company or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(x)	(i) Indebtedness incurred in connection with any sale leaseback not prohibited hereby and (ii) any Permitted Refinancing in respect thereof (or successive Permitted Refinancings thereof);

(y)

to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(z)	all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

“Permitted	Liens” means:

(a)

(i) Liens pursuant to any Transaction Document and (ii) Liens securing Indebtedness and other obligations permitted under clause (a) of the definition of “Permitted Indebtedness,” including cash management obligations and hedging obligations secured ratably therewith and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof;

(b)

Liens existing on the Issue Date (other than Liens described in clause (a)(ii) of this definition that are incurred or existing on the Issue Date), and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not encumber any property other than (1) property encumbered on the Issue Date, (B) after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Issue Date and (C) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7(b) hereof; provided, further, that any such Liens in excess of $5,000,000 are set forth on Schedule 7(a)(i) hereto;

(c)

Liens for Taxes, assessments or governmental charges (i) which are not overdue for more than 30 days or which are not yet due or payable or (ii) which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or, with respect any foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(d)

statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)

Liens incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary or under self-insurance arrangements in respect of such obligations or (iii) securing obligations in respect of letters of credit that have been posted by the Company or any Restricted Subsidiary to support the payment of items set forth in subclauses (i) and (ii);

(f)

Liens to secure the performance of tenders, bids, trade contracts, utilities, governmental contracts, leases and other contracts (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, customer guarantees, performance and completion guarantees and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations, (ii) those required or requested by any Governmental Authority and (iii) letters of credit or bank guarantees issued in lieu of any such bonds or guarantees to support the issuance thereof), in each case, incurred in the ordinary course of business;

(g)

easements, covenants, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(h)

Liens (i) securing judgments for the payment of money not constituting an Event of Default under Section 8(a)(vii) hereof, (ii) arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i)

Liens securing Indebtedness permitted under clause (f) of the definition of “Permitted Indebtedness”; provided that (i) such Liens (other than any Liens securing any Permitted Refinancing of the Indebtedness secured by such Liens (or successive Permitted Refinancings thereof)) attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender on customary terms;

(j)

leases, licenses, subleases, sublicenses or other occupancy arrangements and terminations thereof granted to others in respect of real property in the ordinary course of business on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(k)

Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(l)

Liens (i) of a collection bank arising under Section 4-208 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)

Liens (i) on cash or Cash Equivalents advances in favor of the seller of any property to be acquired in an investment not prohibited hereby to be applied against the purchase price for such investment or (ii) consisting of an agreement to dispose of any property in a disposition not prohibited hereby, in each case, solely to the extent such investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)	Liens on property of any Restricted Subsidiary securing Indebtedness and other obligations in respect of Indebtedness of another Restricted Subsidiary;

(o)	Liens in favor of the Company or any Restricted Subsidiary securing Indebtedness permitted by clause (e) of the definition of “Permitted Indebtedness”;

(p)

Liens existing on property at the time of its acquisition or existing on the property of, or Equity Interests in, any Person that becomes a Subsidiary after the Issue Date and any modifications, replacements, renewals and extensions thereof (including Liens securing Permitted Refinancings of Indebtedness secured by such Liens (or successive Permitted Refinancings thereof)); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not encumber any property other than property encumbered at the time of such acquisition or such Person becoming a Subsidiary and the proceeds and products thereof and (iii) the Indebtedness secured thereby is permitted under clause (f), (l) or (n) of the definition of “Permitted Indebtedness”;

(q)

Liens arising from (i) any UCC financing statement or filing filed against the Company or any Restricted Subsidiary not authorized by the Company or such Restricted Subsidiary (provided that the Company or such Restricted Subsidiary will promptly upon obtaining knowledge thereof use commercially reasonable efforts to have such financing statement terminated or corrected to the extent permitted by the UCC) and (ii) precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments entered into by the Company or any Restricted Subsidiary;

(r)

any interest or title, and all encumbrances and other matters affecting such interest or title, of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;

(s)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(t)	Liens deemed to exist in connection with investments in repurchase agreements not prohibited hereby;

(u)

Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)

(i) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person, (ii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business and (iii) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(w)	Liens on cash collateral in respect of letters of credit not prohibited hereby;

(x)

Liens that are customary contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(y)

(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Company and its Restricted Subsidiaries complies and (ii) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(z)	Liens solely on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or other agreement not prohibited hereby;

(aa)	Liens on Equity Interests of Joint Ventures securing obligations of such Joint Venture;

(bb)

(i) deposits made in the ordinary course of business to secure liability to insurance carriers and (ii) Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto;

(cc)	receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(dd)

so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits securing any Swap Contract permitted hereunder in an aggregate amount not to exceed the greater of (x) $10,000,000 and (y) 12.5% of Consolidated EBITDA;

(ee)	Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder;

(ff)

Liens securing obligations issued or incurred under any Permitted Ratio Debt and any Permitted Refinancings thereof (or successive Permitted Refinancings thereof) and (ii) Liens on any property of any Restricted Subsidiary securing obligations of any Restricted Subsidiary in respect of Permitted Ratio Debt and any documentation related thereto and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(gg)

Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Indebtedness and, in each case, any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(hh)

other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of (x) $25,000,000 and (y) 30.0% of Consolidated EBITDA at any time outstanding, and any modifications, replacements, renewals and extensions thereof (including Liens securing Permitted Refinancings of Indebtedness secured by such Liens (or successive Permitted Refinancings thereof));

(ii)

Liens arising out of any license, sublicense or cross license of, or other contractual obligation with respect to, intellectual property to or from the Company or any Restricted Subsidiary not prohibited hereby;

(jj)

Liens in respect of sale-leasebacks not prohibited hereby and general intangibles relevant thereto so long as such Liens attach only to the property sold and being leased in such transaction and related property;

(kk)

in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement; and

(ll)	Liens consisting of contractual restrictions not prohibited hereby.

“Permitted Ratio Debt” means (a) unsecured Indebtedness, (b) secured Indebtedness secured by a Lien ranking pari passu to the Liens securing the First Lien Obligations of the Company or any Restricted Subsidiary, (iii) secured Indebtedness secured by a Lien junior to the Liens securing the First Lien Obligations of the Company or any Restricted Subsidiary or (iv) Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the obligations under this Debenture; provided, in each case, that immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i) (1) in the case of Permitted Ratio Debt incurred to finance an investment or acquisition, no Event of Default shall exist on the date that the applicable the Company or the Restricted Subsidiary enters into a binding agreement with respect to such transaction and no Event of Default under Section 8(a)(i), 8(a)(v) or 8(a)(vi) hereof shall be continuing or result therefrom or (2) in all other cases, no Event of Default shall be continuing or result therefrom, (ii) (1) in the case of unsecured Permitted Ratio Debt, the Total Net Leverage Ratio (determined on a Pro Forma Basis) is no greater than 5.25 to 1.00 or (2), in the case of secured Permitted Ratio Debt, (x) the First Lien Net Leverage Ratio (determined on a Pro Forma Basis) is no greater than 3.75 to 1.00 if such secured Permitted Ratio Debt is ranked pari passu with the First Lien Obligations or (y) the Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis) is no greater than 5.25 to 1.00 for all other secured Permitted Ratio Debt and (iii) with respect to any incurrence of Permitted Ratio Debt, any identifiable proceeds of Indebtedness incurred pursuant to clause (s) of the definition of “Permitted Indebtedness” shall not qualify as “cash or Cash Equivalents” for the purposes of calculating any net obligations or liabilities for purposes of such incurrence.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that:

(a)

the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder;

(b)

other than with respect to clause (f) of the definition of “Permitted Indebtedness,” such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended;

(c)

if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Debentures, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Debentures on terms, taken as a whole, as favorable in all material respects to the Holders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Required Holders;

(d)

if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured;

(e)

the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) Indebtedness are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the Company and its Restricted Subsidiaries than those set forth in this Debenture or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Company delivered to the Holder in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Holder provides notice to the Company of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Maturity Date;

(f)

such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and

(g)

at the time thereof, other than with respect to a Permitted Refinancing in respect of Indebtedness pursuant to clauses (f) and (g) of the definition of “Permitted Indebtedness,” no Event of Default shall have occurred and be continuing.

“Permitted Transferee” means, in the case of any member of management, (a) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (b) his or her spouse, parents or siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (c) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a member of management and his or her spouse, parents or siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants (in each case, for so long as the ownership interests held by such persons are less than the ownership interests held by the Sponsor).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” shall have the meaning set forth in Section 2(a) hereof.

“PIK Interest Rate” shall have the meaning set forth in Section 2(a) hereof.

“PIK Interest Payment Date” shall have the meaning set forth in Section 2(a) hereof.

“Pro Forma Basis” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement on the basis of the financial information most recently furnished to the Holder pursuant to Section 9(a)(i)(1) or 9(a)(i)(2) hereof (or prior to such initial delivery hereunder, the most recent financial statements publicly filed with the SEC): (a) historical income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction shall be (i) excluded (in the case of a disposition of all or substantially all Equity Interests in any Restricted Subsidiary or any division, product line or facility used for operations of the Company or any Restricted Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary) and (ii) included (in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person or a designation of a Subsidiary as a Restricted Subsidiary), (b) in the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable measurement period; provided that (1) Pro Forma Basis and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Company and (2) any such calculation shall be subject to the applicable limitations set forth below.

Notwithstanding anything to the contrary herein, the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period but not later than the date of such calculation. The calculation of the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and Consolidated EBITDA on a Pro Forma Basis for the purpose of determining if any action is permitted under an incurrence test hereunder shall be based on the financial statements that have been most recently furnished pursuant to Section 9(a)(i)(1) or 9(a)(i)(2) hereof (or prior to such initial delivery hereunder, the most recent financial statements publicly filed with the SEC).

Whenever Pro Forma Effect is to be given to a Specified Transaction, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Company in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period and as if such items were realized during the entirety of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company), with “run-rate” meaning the full recurring benefit for a period that is associated with any action taken or committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent measurement period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (a) such cost savings, operating expense reductions, other operating improvements and synergies are factually supportable in the good faith judgment of the Company and as determined in good faith by the Company and are reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition which is expected to result in such cost savings, expense reductions, operating improvements or synergies, (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this paragraph to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period, (c) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA to the extent occurring more than six full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies and (d) amounts added to Consolidated EBITDA pursuant to this paragraph shall not, when combined with amounts added to Consolidated EBITDA pursuant to clause (b)(vi) of the definition thereof (other than to the extent in connection with the Transactions), in the aggregate exceed 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any four consecutive fiscal quarter period.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Purchase Date” shall have the meaning set forth in Section 6(c)(iv) hereof.

“Qualified IPO” means the issuance by the Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8), resulting in such Equity Interests being listed on a nationally recognized stock exchange in the applicable jurisdiction.

“Relevant Transaction” shall have the meaning set forth in Section 6(c)(i) hereof.

“Required Holders” means the Holders of a majority in aggregate principal amount of outstanding Debentures; provided, however, that such Required Holders shall include both an Affiliate of MGG and an Affiliate of OTPP.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, authorized signatory, attorney-in-fact (to the extent empowered by the board of directors or managers of the Company or such Restricted Subsidiary), or other similar officer of the Company or a Restricted Subsidiary. Any document delivered hereunder that is signed by a Responsible Officer of the Company or a Restricted Subsidiary shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company or such Restricted Subsidiary, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company or such Restricted Subsidiary, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission and any successor thereto.

“Second Lien Credit Agreement” means that certain second lien credit agreement, dated as of December 9, 2016, among LD Intermediate Holdings, Inc. and LD Lower Holdings, Inc., as co-borrowers, LD Topco, Inc., as holdings, the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent and collateral agent, as the same may be amended, restated, modified, supplemented, extended, increased, renewed, refunded, replaced, restructured or refinanced from time to time in one or more agreements (in each case with the same or new lenders, investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof with new lenders or a different agent, in each case, as and to the extent permitted by this Debenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Secured Net Leverage Ratio” means, on any date of determination, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Funded Senior Secured Indebtedness (less the Unrestricted Cash of the Company and its Restricted Subsidiaries as of such date) of the Company and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii) hereof.

“Specified Transaction” means any incurrence or repayment of Indebtedness or investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, any investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Company or any of its Restricted Subsidiaries, in each case, whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Company or implementation of any initiative (including cost saving and operating expense reduction initiatives not in the ordinary course of business).

“Sponsor” means CEOF II DE AIV, L.P., a Delaware limited partnership, and each of its Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing).

“Standard Settlement Period” shall have the meaning set forth in Section 4(c)(ii) hereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Entity” shall have the meaning set forth in Section 5(b) hereof.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease as determined pursuant GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Net Leverage Ratio” means, on any date of determination, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Funded Indebtedness (less the Unrestricted Cash of the Company and its Restricted Subsidiaries as of such date) of the Company and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended.

“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”

“Transaction Documents” means, collectively, the Debentures, the Purchase Agreement and any other document designated as a Transaction Document by the Company.

“Transactions” means:

(a)	the consummation of the Business Combination;

(b)	the execution and delivery of the Transaction Documents to be entered into on the Issue Date and the issuance of this Debenture on the Issue Date; and

(c)	the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Company and its Restricted Subsidiaries that is not restricted for purposes of GAAP.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company designated as an Unrestricted Subsidiary hereunder; provided that the Company shall only be permitted to so designate an Unrestricted Subsidiary so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) no such Subsidiary or any of its Subsidiaries owns any Equity Interests, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (iii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Company or any Restricted Subsidiary) through investments not prohibited hereby and such Unrestricted Subsidiary and any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be valued at its fair market value (as determined by the Company in good faith) at the time of such designation, (iv) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the First Lien Credit Agreement and the Second Lien Credit Agreement and all Permitted Refinancings in respect thereof, and any Permitted Ratio Debt, in each case, with an aggregate outstanding principal amount in excess of $20,000,000 and (v) the Required Holders shall have otherwise given their prior written consent of such designation. The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Debenture (each, a “Subsidiary Redesignation”); provided that (1) no Event of Default has occurred and is continuing or would result therefrom, (2) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time and (3) the Required Holders shall have otherwise given their prior written consent of such Subsidiary Redesignation; provided, further, that no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary.

“Voting Equity Interests” means, with respect to any Person, the outstanding Equity Interests of a Person having the power, directly or indirectly, to designate the board of directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness; provided that the effects of any prepayments or amortization made on such Indebtedness shall be disregarded in making such calculation.

Section 2. Interest; Mandatory Prepayments.

(a) Payment of Interest. The Company shall pay interest on the aggregate unconverted and then-outstanding principal amount (including any PIK Interest paid) of this Debenture from the most recent Interest Payment Date or, if no interest has been paid, the Issue Date, at the rate of 8.00% per annum, paid 4.00% in cash (the “Cash Interest Rate” and such interest paid in cash, the “Cash Interest”) and 4.00% in kind (the “PIK Interest Rate” and, together with the Cash Interest Rate, the “Interest Rate”; and such interest paid in kind at the PIK Interest Rate, the “PIK Interest”). Cash Interest shall be payable quarterly on the last Business Day of each of March, June, September and December, beginning on March 31, 2020 (each such date, a “Cash Interest Payment Date”), and on the Conversion Date (subject to Section 3(a) hereof), each Optional Redemption Date and the Maturity Date. PIK Interest shall be payable quarterly on the last Business Day of each of March, June, September and December, beginning on March 31, 2020 (each such date, a “PIK Interest Payment Date,” and together with each Cash Interest Payment Date, an “Interest Payment Date”), and shall be paid in-kind by adding such interest on each PIK Interest Payment Date to the aggregate unconverted and then-outstanding principal amount of this Debenture; provided that accrued PIK Interest with respect to the principal amount being repaid shall be paid in cash on each Optional Redemption Date and the Maturity Date.

(b) Interest Calculations. Interest on this Debenture shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest shall accrue at the applicable Interest Rate from the most recent applicable Interest Payment Date or, if no interest has been paid, the Issue Date. Interest shall cease to accrue with respect to any principal amount (including any PIK Interest paid) of this Debenture converted. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). If any Interest Payment Date, or other date on when any payment or other obligation hereunder shall be due, is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day, and no interest or other amounts shall accrue for the intervening period.

(c) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the PIK Interest Rate shall be increased by 2.00% per annum (as permitted by law, and in no event shall the PIK Interest Rate exceed 6.00% per annum) (the “Default Interest”).

(d) Additional Payments. On (i) each yearly anniversary of the Issue Date (or if such day is not a Business Day, the next succeeding Business Day), (ii) the Maturity Date (immediately prior to payment), (iii) the Conversion Date and (iv) each Optional Redemption Date, the Company shall add to the unconverted and then-outstanding principal amount of the Debentures, on a pro rata basis, the Additional Payment. For the avoidance of doubt, to the extent any portion of the Additional Payment has been made in connection with an optional redemption in any year, then the Additional Payment shall be reduced by such portion of the Additional Payment made in that year.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount (including any PIK Interest paid) of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(d) Issuance of Debentures. Upon surrender for registration of transfer or exchange of this Debenture to the Company, and satisfaction of the requirements for such transfer set forth herein, the Company shall execute, in the name of the designated transferee or exchanging party, one or more new Debentures of any authorized denominations and of a like aggregate principal amount. All Debentures issued upon any registration of transfer or exchange of a Debenture in accordance with the terms hereof shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Debenture surrendered upon such registration of transfer or exchange.

Section 4. Conversion.

(a) Voluntary Conversion. From and after the Issue Date (or if Stockholder Approval is required by stock exchange rule or other Law, commencing on and following the Stockholder Approval Date) until the Change of Control Notice Date (unless the notice of the Change of Control is rescinded), the Holder may, at its option, require the Company to convert all (and not less than all) of the then-outstanding principal amount (including any PIK Interest paid) of this Debenture (and any or all accrued and unpaid interest thereon and all other amounts owing to the Holder under this Debenture, excluding any amounts owed under the indemnity provision set forth in Section 10(n) hereof) into shares of Common Stock. The Holder shall request a voluntary conversion under this Section 4(a) by delivering to the Company a notice of conversion, the form of which is attached hereto as Annex A (the “Notice of Conversion”), specifying therein that all principal amounts (including any PIK Interest paid) of this Debenture are to be converted and the date on which such conversion shall be effected (which date shall be a Business Day of the Holder’s choosing that is no more than ten or fewer than two Business Days after the Holder sends the Notice of Conversion) (such date, the “Conversion Date”) and the Share Delivery Date. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of the Notice of Conversion be required. Upon delivery of the Notice of Conversion, the Holder shall surrender this Debenture to the Company as promptly as is reasonably practicable without delaying or otherwise affecting the Company’s delivery of the Conversion Shares on the Share Delivery Date. A voluntary conversion under this Section 4(a) shall have the effect of terminating this Debenture and the obligations of the Company hereunder (other than, for the avoidance of doubt, delivery of the Conversion Shares on the Share Delivery Date), and interest shall cease to accrue on this Debenture on the Conversion Date.

(b) Voluntary Conversion in Connection with a Change of Control. Notwithstanding Section 4(a) hereof, from and after the Issue Date (or if Stockholder Approval is required by stock exchange rule or other Law, commencing on and following the Stockholder Approval Date), if the Company notifies the Holder of its intention to consummate a Change of Control (the date such notice is delivered to the Holder, the “Change of Control Notice Date”), the Holder may, at its option, require the Company to convert all (and not less than all) of the then-outstanding principal amount (including any PIK Interest paid) of this Debenture (and any or all accrued and unpaid interest thereon and all other amounts owing to the Holder under this Debenture, excluding any amounts owed under the indemnity provision set forth in Section 10(n) hereof) into shares of Common Stock. The notice delivered by the Company shall, to the extent determined, contain (i) the identity of the prospective purchaser, including (to the extent applicable) the ultimate beneficial holder thereof, (ii) the number and classes of shares of Common Stock proposed to be acquired by the prospective purchaser under the terms of the Change of Control, (iii) the form and consideration to be paid for such shares, (iv) the expected timing for completion of the Change of Control and (v) any definitive documentation relating to such Change of Control (provided, that if such documentation is not available at the time of the delivery of such notice, then such documentation shall be delivered promptly following its execution). The Holder shall request a voluntary conversion under this Section 4(b) by delivering to the Company a Notice of Conversion, no later than eight Business Days after the Change of Control Notice Date, specifying therein that all amounts (including any PIK Interest paid) of this Debenture are to be converted (the date such Notice of Conversion is delivered, the “Change of Control Conversion Date”). If, during the period from the Change of Control Conversion Date to the Share Delivery Date, there is a change in the information delivered by the Company to such Holder with respect to such Change of Control (other than (A) a change to the identity of the prospective purchaser to an affiliate of such prospective purchaser, (B) an immaterial change in the expected timing for completion of the Change of Control or (C) after the execution of a definitive agreement with respect to such Change of Control, a change in the expected timing for completion of the Change of Control solely due to the receipt of regulatory approvals), the Company shall promptly notify such Holder of such change (such notice, a “Subsequent Company Notice”), and such Holder, within two Business Days of receipt of such notice, shall, (1) if it has delivered a Notice of Conversion, notify the Company in writing of either its rescission of its Notice of Conversion or its intention to proceed with conversion or (2) if it has not delivered a Notice of Conversion, deliver a Notice of Conversion or provide written notice that such Holder intends not to convert its Debenture; provided, however, if the Subsequent Company Notice includes any change to the information referenced in sub-clauses (i), (ii) or (iii) above, which would, directly or indirectly, have a material impact or effect on the Holder in the proposed Change of Control transaction, then the Holder agrees to act in good faith to respond as set forth in sub-clauses (1) or (2) above as soon as possible and in any event no later than eight Business Days following of receipt of such Subsequent Company Notice. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of the Notice of Conversion be required. The Holder shall surrender this Debenture to the Company promptly on the Share Delivery Date. A voluntary conversion under this Section 4(b) shall have the effect of terminating this Debenture and the obligations of the Company hereunder (other than, for the avoidance of doubt, delivery of the Conversion Shares on the Share Delivery Date), and interest shall cease to accrue on this Debenture on the Share Delivery Date.

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount (including any PIK Interest paid) of this Debenture to be converted, plus all accrued and unpaid interest thereon and all other amounts owing to the Holder under this Debenture (excluding any amounts owed under the indemnity provision set forth in Section 10(n) hereof) by (y) the Conversion Price.

(ii) Delivery of Conversion Shares Upon Conversion. Not later than (1) in connection with a voluntary conversion pursuant to Section 4(a) hereof, the number of Trading Days comprising the Standard Settlement Period after each Conversion Date, and (2) in connection with a voluntary conversion pursuant to

Section 4(b) hereof, a date designated by the Company that is no earlier than five Business Days prior to the Change of Control Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares and (B) a wire order in the amount of all amounts due to the Holder under Section 4(c)(iv) hereof (if the Company is required to pay such amounts in cash) to the account specified by the Holder no less than one Business Day prior to the Share Delivery Date. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

(iii) Failure to Deliver Conversion Shares. If, (x) in the case of any Notice of Conversion delivered pursuant to Section 4(a) hereof, such Conversion Shares are not delivered to or as directed by the Holder by the Share Delivery Date, or (y) in the case of any Notice of Conversion delivered pursuant to Section 4(b) hereof the Company notifies the Holders in writing that the Change of Control will not be consummated (which the Company shall promptly provide notice of if the definitive agreement with respect to the Change of Control expires or is terminated) or such Change of Control ultimately is not consummated, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Notice of Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion. If, in the case of any Notice of Conversion delivered pursuant to Section 4(b) hereof, the Company notifies the Holder in writing that the Change of Control will not be consummated, the Notice of Conversion will be deemed to be rescinded and the Company shall promptly return to the Holder any original Debenture delivered to the Company.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share to which the Holder would otherwise be entitled upon a voluntary conversion under this Section 4, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(v) Taxes and Expenses. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted, and the Company shall not be required to issue or deliver any such Conversion Shares to a Person other than the Holder of this Debenture so converted until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of the Notice of Conversion.

(d) Reserve and Status of Common Stock Issued Upon Conversion.

(i) At all times from and after the Issue Date, when any Debentures are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Debentures, giving effect to any adjustment to the Conversion Price in accordance with Section 5 hereof.

(ii) The Conversion Shares shall have been duly authorized and, when issued and delivered to the Holder, the Conversion Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organizational Documents or under the Delaware General Corporation Law.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”) payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment with respect to, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction, of which (x) the numerator shall be the number of shares of Common Stock outstanding immediately before such event and (y) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares of Common Stock for other securities, cash or property and has been accepted by the holders of more than 50.0% of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (v) the Company, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50.0% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture pursuant to Section 4(a), the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation (the “Successor Entity”) or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 5(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to or concurrently with such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, securities or other property or assets of a Person other than the Successor Entity, then such other Person shall execute a letter agreement that shall contain such additional provisions to protect the interests of the Holder as deemed reasonable by the Company. The above provisions of this Section 5(b) shall similarly apply to successive Fundamental Transactions.

(c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(d) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Optional Redemption; Mandatory Prepayments.

(a) Optional Redemption at Election of Company. The Company may, at any time and from time to time, deliver a notice to the Holders (an “Optional Redemption Notice”) of its election to redeem some or all of the then-outstanding principal amount (including any PIK Interest paid) of the Debentures for cash in an amount equal to the principal amount (including any PIK Interest paid) of that portion of the Debentures being redeemed, plus any accrued and unpaid interest on such principal amount (including any PIK Interest paid) being redeemed. Redemptions of amounts outstanding under the Debentures under this Section 6(a) shall be on a pro rata basis.

(b) Redemption Procedures. In connection with any optional redemption pursuant to Section 6(b) hereof, the Company shall deliver to the Holders an Optional Redemption Notice setting out the principal amount of the Debentures to be redeemed, any accrued and unpaid interest thereon and the date fixed for redemption (each, an “Optional Redemption Date”). Any optional redemption of any principal amount (including any PIK Interest paid) of the Debentures may, at the Company’s discretion, be subject to one or more conditions precedent. The Optional Redemption Date of any optional redemption that is subject to satisfaction of one or more conditions precedent may, in the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such optional redemption may not occur and any related Optional Redemption Notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed. In addition, such Optional Redemption Notice may be extended, if such conditions precedent have not been satisfied or waived by the Company, by providing notice to the Holders.

(c) Mandatory Prepayments.

(i) If the Company or any Restricted Subsidiary Disposes of any property or assets pursuant to a Disposition Transaction in any transaction or series of related transactions that results in the receipt by the Company or such Restricted Subsidiary of aggregate Net Cash Proceeds such that proceeds realized in any fiscal year exceed $5,000,000 (such annual amount, the “Annual Net Cash Proceeds Threshold”) (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction”), (1) the Company shall give written notice to the Holder promptly after the date of receipt of such Net Cash Proceeds and (2) the Company shall, except to the extent the Company elects to apply all or a portion of such proceeds in accordance with Section 6(c)(ii) hereof, promptly make an Asset Sale Offer (subject to Section 6(c)(ii) hereof), in accordance with the procedures set forth in this Section 6, in an amount equal to such Net Cash

Proceeds so realized or received in excess of the Annual Net Cash Proceeds Threshold (the “Applicable Proceeds”); provided, however, the references to “promptly” making an Asset Sale Offer in this Section 6(c) shall be deemed to mean promptly following the date of determining that such Applicable Proceeds shall be used (or required to be used) for an Asset Sale Offer in accordance with this Section 6(c) (but, in any case, no later than 15 Business Days following such determination).

(ii) With respect to any Applicable Proceeds realized or received with respect to any Relevant Transaction, at the option of the Company, the Company or any Restricted Subsidiary may (in lieu of making an Asset Sale Offer pursuant to the applicable provisions of this Section 6(c)) (1) reinvest (directly, or through one or more of its Restricted Subsidiaries) all or any portion of such Applicable Proceeds in the business within 365 days following receipt of such Applicable Proceeds (or, if the Company or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Applicable Proceeds to reinvest such Applicable Proceeds, then within 545 days following receipt of such Applicable Proceeds) or (2) utilize all or any portion of such Applicable Proceeds to repay or prepay secured Indebtedness, including debt under the First Lien Credit Agreement and the Second Lien Credit Agreement (provided that any prepayment or repayment of debt under a revolving facility shall be accompanied by a termination of the underlying commitments); provided that if any Applicable Proceeds are not so applied, subject to Sections 6(c)(i) and 6(c)(iii) hereof, the Company shall promptly make an Asset Sale Offer in accordance with the procedures set forth in this Section 6(c), in an amount equal to 100% of all remaining Applicable Proceeds realized or received to the extent the Company is then required to make an Asset Sale Offer pursuant to Section 6(c)(i) hereof. Pending the final application of any such amount of Applicable Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest or utilize such Applicable Proceeds in any manner not prohibited hereby.

(iii) Notwithstanding any other provisions of this Section 6(c), (1) to the extent that any or all of the Applicable Proceeds of any Disposition by a foreign Subsidiary or a Subsidiary of a foreign Subsidiary (a “Foreign Disposition”) giving rise to make an Asset Sale Offer pursuant to Section 6(c)(i) hereof are prohibited, restricted or delayed by applicable local law from being repatriated to the United States, an Asset Sale Offer with respect to the portion of such Applicable Proceeds will not be required to be made at the times provided in this Section 6(c) but may be retained by the applicable Subsidiary (and no Asset Sale Offer with respect to such amounts shall be required) so long as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Applicable Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and an amount equal to such repatriated Applicable Proceeds will be promptly the subject (net of additional Taxes payable or reserved against as a result thereof) of an asset sale offer pursuant to this Section 6(c) to the extent provided herein and (2) to the extent that the Company has determined in good faith that repatriation of any or all of the Applicable Proceeds of any Foreign Disposition would have a material adverse Tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Applicable Proceeds, the Applicable Proceeds so affected may be retained by the applicable Subsidiary (and no Asset Sale Offer with respect to such amounts shall be required); provided that, in the case of subclause (2), on or before the later of (x) the date on which the relevant adverse Tax consequence is no longer applicable and (y) the date on which an amount equal to any Applicable Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 6(c), (x) the Company shall apply an amount equal to such Applicable Proceeds to such reinvestments or prepayments as if such Applicable Proceeds had been received by the Company rather than such Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Applicable Proceeds had been repatriated (or, if less, the Applicable Proceeds that would be calculated if received by the Company or such Subsidiary) or (y) such Applicable Proceeds are applied to the repayment of Indebtedness of the Company or the applicable Subsidiary.

(iv) In the event that the Company shall be required pursuant to Sections 6(c)(i) through 6(c)(iii) hereof to commence an offer to the Holder to repurchase a portion of this Debenture (an “Asset Sale Offer”), it shall offer to repurchase such portion of this Debenture at a price in cash equal to the sum of (1) 100% of the principal amount (including any PIK Interest paid) of this Debenture being repurchased plus (2) accrued and unpaid interest, if any, on such principal amount (including any PIK Interest paid) of this Debenture being repaid to, but excluding, the Purchase Date. Each Asset Sale Offer shall remain open for a period of at least five Business Days following its commencement. Within five Business Days immediately after the termination of such period (the “Purchase Date”), the Company shall apply an amount equal to the remaining Applicable Proceeds (the “Offer Amount”) to purchase the principal amount (including any PIK Interest paid) of this Debenture validly tendered and not validly withdrawn and Indebtedness under (x) the other Debentures and, (y) if required by the terms of any other Indebtedness that is pari passu with this Debenture, such Indebtedness, properly tendered on a pro rata basis. The Company may satisfy its obligations under this Section 6(c) with respect to any Disposition by making an Asset Sale Offer at any time prior to the expiration of the reinvestment or repayment period set forth in Section 6(c)(ii) hereof.

(v) Upon the commencement of an Asset Sale Offer, the Company shall send a notice to the Holder, which shall govern the terms of the Asset Sale Offer and which shall state the Offer Amount, the purchase price and the Purchase Date.

(vi) To the extent that the Offer Amount exceeds the aggregate principal amount (including any PIK Interest paid) of this Debenture, the other Debentures and other Indebtedness that is pari passu with this Debenture validly tendered and not validly withdrawn pursuant to an Asset Sale Offer, the Company and its Restricted Subsidiaries may retain such excess amount and/or apply such excess amount in any manner not inconsistent with the terms of this Debenture. Upon completion of any such Asset Sale Offer, the amount of Net Cash Proceeds required to be applied in accordance with this Section 6(c) shall be reset to zero.

Section 7. Negative Covenants.

(a) As long as any portion of this Debenture remains outstanding the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(i) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens;

(ii) create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness; provided that the any amounts incurred by any of the Company’s Restricted Subsidiaries in reliance on a dollar basket contained in the First Lien Credit Agreement shall be deducted, dollar-for-dollar, from the dollar baskets contained in this Debenture;

(iii) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $10,000,000 (each of the foregoing, an “Affiliate Transaction”) other than Permitted Affiliate Transactions, unless (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction with an unrelated Person on an arm’s-length basis and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30,000,000, the Company delivers to the Holder a resolution adopted in good faith by the majority of the board of directors of the Company or such Restricted Subsidiary approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Company or such Restricted Subsidiary certifying that the board of directors of the Company or such Restricted Subsidiary determined or resolved that such Affiliate Transaction complies with clause (1);

(iv) make a Restricted Payment in respect of the Company’s Equity Interests with assets of the Company or its Subsidiaries (including, without limitation, Equity Interests of a Subsidiary or Subsidiaries) other than in the form of cash or Equity Interests issued by the Company; or

(v) deem a Subsidiary to be an Unrestricted Subsidiary under the terms of this Debenture or make any investments in Subsidiaries which have been deemed to be Unrestricted Subsidiaries without the prior written consent of the Required Holders.

(b) The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP. If any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates or increases in the value of property securing Indebtedness after the last time such basket was utilized (including in connection with any Permitted Refinancing), such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates. If any of the baskets set forth or referred to in this Section 7 are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Section 7, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness.

(c) For purposes of determining compliance with this Section 7, in the event that an item of Indebtedness (or any portion thereof) or any Lien (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness or Permitted Liens, as applicable, the Company may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) or Lien (or any portion thereof) and will only be required to include the amount and type of such Indebtedness under any combination of such categories (including in part under one such category and in part under any other such category); provided that all Indebtedness outstanding under the First Lien Credit Agreement will at all times be deemed to be outstanding in reliance only on clause (a)(i) of the definition of “Permitted Indebtedness” and all Indebtedness outstanding under the Second Lien Credit Agreement will at all times be deemed to be outstanding in reliance only on clause (a)(i) of the definition of “Permitted Indebtedness” and may not be reclassified under other clauses.

(d) In connection with any action being taken in connection with a Limited Condition Acquisition, except to the extent expressly set forth herein, for purposes of determining compliance with any provision of this Debenture that requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into after giving Pro Forma Effect to such Limited Condition Acquisition and the actions to be taken in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if such Limited Condition Acquisition and other actions had occurred on such date. For the avoidance of doubt, if the Company has exercised its option under the first sentence of this clause (e), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing solely for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder. In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(i) determining compliance with any provision of this Debenture which requires the calculation of the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio; or

(ii) testing availability under baskets set forth in this Debenture (including baskets measured as a percentage of Consolidated EBITDA);

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Company are available, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of investments or Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided that the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) shall not include the Consolidated Net Income of the Person or assets to be acquired in any Limited Condition Acquisition until such time as such Limited Condition Acquisition is actually consummated.

Section 8. Events of Default.

(a) Events of Default. Any of the following shall constitute an “Event of Default”:

(i) any default in the payment of (1) the principal amount of this Debenture (including any PIK Interest paid) or (2) interest and other amounts owing to the Holder on this Debenture, in each case, as and when the same shall become due and payable, which default, solely in clause (2), is not cured within five Business Days;

(ii) the Company (1) fails to perform or observe or perform any covenant or agreement contained in Section 7 of this Debenture or (2) fails to perform or observe any covenant or agreement (other than those specified in Section 8(a)(i) hereof and other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below)) contained in this Debenture in or in any other Transaction Document on its part to be performed or observed and, in the case of subclause (2), such failure continues for 30 days after notice thereof to the Company by Holders holding more than 25% of the outstanding aggregate principal amount of the outstanding Debentures;

(iii) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company in this Debenture or in any other Transaction Document, or in any document required to be delivered in connection herewith or therewith, shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made;

(iv) the Company or any Restricted Subsidiary thereof (other than an Immaterial Subsidiary) (1) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount of more than $20,000,000 or (2) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided that this clause (iii)(2) shall not apply to (x)

secured Indebtedness that becomes due as a result of the sale or transfer or other disposition (including a casualty event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Equity Interest or preferred stock) in accordance with its terms; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any acceleration of the amounts owed under this Debenture pursuant to Section 8(b) hereof;

(v) the Company or any Restricted Subsidiary thereof (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution or a composition, or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding;

(vi) (1) the Company or any Restricted Subsidiary thereof (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable law) or (2) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction;

(vii) there is entered against the Company or any Restricted Subsidiary thereof (other than any Immaterial Subsidiary) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $20,000,000 (to the extent not paid and not covered by (1) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (2) an enforceable indemnity to the extent that the Company or such Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(viii) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder or satisfaction in full of all obligations under the Transaction Documents, ceases to be in full force and effect; or the Company contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document (other than as a result of repayment in full of all obligations under the Transaction Documents), or purports in writing to revoke or rescind any Transaction Document (except as otherwise expressly provided in the Transaction Documents); or

(ix) the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Share Delivery Date pursuant to Section 4 or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount (including any PIK Interest paid) of this Debenture, plus accrued and unpaid interest to the extent required by Section 2 hereof and all other amounts owing in respect thereof through the date of acceleration, shall become, at the election of Holders holding more than 25% of the outstanding aggregate principal amount of the Debentures, immediately due and payable in cash. Upon the payment in full of all amounts due to the Holder under the Transaction Documents, the Holder shall promptly surrender this Debenture to or as directed by the Company. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

(a) Reporting.

(i) Annual and Quarterly Financial Statements. So long as amounts due under this Debenture remain outstanding, the Company shall furnish to the Holder:

(1) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP; and

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, beginning with the first full fiscal quarter following the Issue Date, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information.

(ii) Delivery. Notwithstanding the foregoing, (i) in the event that the Company files an annual report on Form 10-K (or equivalent report) for any fiscal year, or delivers to Holder such annual report in such form as would have been suitable for filing with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of Section 9(a)(i)(1) hereof with respect to such fiscal year to the extent that it contains the information and report and opinion required by Section 9(a)(i)(1) hereof and (ii) in the event that the Company files a quarterly report on Form 10-Q (or equivalent report) for any fiscal quarter, or delivers to Holder such quarterly report in such form as would have been suitable for filing with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of Section 9(a)(i)(2) hereof with respect to such fiscal quarter to the extent that it contains the information required by Section 9(a)(i)(2) hereof.

Section 10. Miscellaneous.

(a) Other Interpretive Provisions. With reference to this Debenture and each other Transaction Document, unless otherwise specified herein or in such other Transaction Document:

(i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;

(ii) the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision thereof.

(iii) references in this Debenture to an Exhibit, Schedule, Article, Section, clause or subclause refer (1) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Debenture or (B) to the extent such references are not present in this Debenture, to the Transaction Document in which such reference appears;

(iv) the term “including” is by way of example and not limitation;

(v) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; and

(vii) on the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(b) Accounting Terms.

(i) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to the Transaction Documents shall be prepared in conformity with, GAAP, as in effect from time to time.

(ii) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Transaction Document, and the Company shall so request, the Holder and the Company shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided that, until so amended, (1)(A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Company shall provide to the Company a written reconciliation in form and substance reasonably satisfactory to the Required Holders, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (2) the Company may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Holder from time to time.

(iii) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

(iv) Any reference to any specific pronouncement or principle herein not otherwise operative under GAAP shall be deemed to refer to any such similar pronouncement or principle as may be operative under GAAP.

(c) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile or by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Purchase Agreement, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 10(c). Any and all notices or other communications or deliveries to be provided by the Company hereunder, including, without limitation, the Notice of Conversion, shall be in writing and delivered personally, by facsimile or by email attachment or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of the Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth in the Purchase Agreement prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the party to whom such notice is required to be given.

(d) Absolute Obligation. Except as expressly provided in the Transaction Documents, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Debenture at the time, place and Interest Rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

(e) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount (including any PIK Interest paid) of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Debenture.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Amendments; Waivers. Any provision of this Debenture may be amended or waived, and consent to any departure by the Company of the terms of this Debenture may be granted, by a written instrument executed by the Company and the Required Holders; provided, that no such amendment, waiver or consent shall (i) waive or postpone any date fixed by this Debenture or any other Transaction Document for any payment of principal, interest or other amounts due to the Holder, including the Maturity Date, (ii) reduce the principal of, or the rate of interest specified herein on, any Debenture, (iii) change the provisions requiring pro rata payments to the Holders set forth herein or (iv) change any provision of this Section 10(g) or the definition of “Required Holders” or any other provision hereof specifying the number or percentage of the Holders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case, without the written consent of each Holder directly affected thereby. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion.

(h) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(i) Usury. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

(j) Remedies; Other Obligations. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity, and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

(k) Transfer Restrictions. The transfer, assignment or participation of any amount of this Debenture is subject to the conditions specified in the Purchase Agreement, and the Company reserves the right to refuse to transfer, assign or grant a participation in this Debenture until such conditions have been fulfilled with respect to such transfer, assignment or participation.

(l) Tax Matters.

(i) On or prior to the date that it becomes a Holder hereunder, the Holder shall deliver to the Company documentation meeting the Tax Form Requirements.

(ii) Any amounts required to be delivered in connection with this Debenture shall be delivered free and clear of any deduction or withholding for Taxes, except as otherwise required by law. If any applicable law requires the deduction or withholding of any Tax from or in respect of any such amounts, then the Company shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable by the Company shall be increased as necessary so that after all such deductions or withholdings of Indemnified Taxes have been made (including such deductions and withholdings applicable to additional sums payable under this Section 10(l)(ii)) the applicable Holder receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.

(iii) Upon the Company’s receipt of a written request of a Holder or written request of a person certifying that it is an owner of a beneficial interest in this Debenture for the information described in United States Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Holder or beneficial owner, the Company shall promptly provide to such requesting Holder or owner of a beneficial interest all of such information.

(m) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(n) Indemnification. The Company agrees to pay or reimburse the Holders for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Debenture or the other Transaction Documents, any proceeding under any bankruptcy proceeding or in connection with any workout or restructuring, including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Holders, taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Holder subject to such conflict), in each case without duplication for any amounts paid (or indemnified) hereunder. The Company shall indemnify and hold harmless each Holder and its Affiliates and each partner, controlling person, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgements, suits, costs (including settlement costs), disbursements and reasonable and documented or invoiced out-of-pocket fees and expenses (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Indemnitees and (iii) if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions and, solely in the event of an actual or perceived conflict of interest, one additional counsel in each applicable jurisdiction material to the interests of the affected Persons (or each group of affected Persons) taken as a whole) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against such Indemnitee in any way relating to or arising out of or in connection with or by reason of any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, or in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, ligation or proceeding): (1) the execution, delivery, enforcement, performance or administration of any Transaction Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (2) the use or proposed use of the proceeds therefrom; provided that such indemnity shall not, as to such Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgements, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgement to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors or members of any of the foregoing or (B) any dispute that is among Indemnitees that a court of competent jurisdiction has deemed in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Company or its Subsidiaries (the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not such proceedings are brought by the Company, its equityholders, its Affiliates, creditors or any other third person. No Indemnitee or the Company shall have any liability for any special, punitive, indirect or consequential damages relating to this Debenture or the other Transaction Documents; provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Company under this Section 10(n). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10(n) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or any Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Company shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided, that the Company shall not be liable for any settlement effected without the Company’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10(n) shall be payable within 30 days after demand therefore. For the avoidance of doubt, the payment, reimbursement or indemnification obligations of the Company pursuant to this Section 10(n) shall not apply to any income, withholding or similar taxes payable by or with respect to the Holder in connection with its ownership of this Debenture.

Execution . In the event that any signature to this Debenture is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

PIVOTAL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Convertible Debenture]

SCHEDULE 7(a)(i)

LIENS

None.

SCHEDULE 7(a)(ii)

INDEBTEDNESS

None.

SCHEDULE 7(a)(iii)

AFFILIATE TRANSACTIONS

1.	Warrant Agreement, dated as of January 31, 2019, by and between Pivotal Acquisition Corp. and Continental Stock Transfer & Trust Company

2.

Registration Rights Agreement, dated as of December [ 🌑 ], 2019, by and among Pivotal Acquisition Corp., each of the Controlling Holders named therein and each other Holder from time to time party thereto

3.

Each Letter Agreement, dated as of January 31, 2019, from each of the initial stockholders, officers and directors of Pivotal Acquisition Corp., as amended by the Amendment to Insider Letter, Dated January 31, 2019

4.	Investment Management Trust Agreement, dated as of January 31, 2019, by and between Pivotal Acquisition Corp. and Continental Stock Transfer & Trust Company

5.	Registration Rights Agreement, dated as of January 31, 2019, by and among Pivotal Acquisition Corp. and each Investor from time to time party thereto

6.	Forward Purchase Agreement, dated as of January 31, 2019, by and between Pivotal Spac Funding LLC and Pivotal Acquisition Corp.

7.	Stockholders Agreement, dated as of December [ 🌑 ], 2019, by and among Pivotal Acquisition Corp. and the LD Topco Holders from time to time party thereto

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the 8.00% convertible debenture due December [🌑], 2024 (the “Debenture”) of Pivotal Acquisition Corp. (to be renamed KLDiscovery, Inc.), a Delaware corporation (the “Company”), held by it into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) according to the conditions contained in the Debenture, as of the date written below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Debenture. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as required by the Debenture and the Purchase Agreement and as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion Information:

Conversion Date:

Principal Amount of Debenture:

Number of Shares of Common Stock to Be Issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

or

DWAC Instructions:

Broker No:

Account No:

EXHIBIT B

FORM OF NON-BANK CERTIFICATE

To: Pivotal Acquisition Corp. (to be renamed KLDiscovery, Inc.) (the “Company”)

From: [_____] (the “Purchaser”)

Dated: [_____]

We refer to the securities purchase agreement, dated December 16, 2019 (the “Agreement”). For purposes of Section 4.1(a)(ii)(3) of the Agreement, the Purchaser hereby certifies that it is not:

(A)	a bank described in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

(B)	a 10-percent shareholder of the Company described in Section 871(h)(3)(B) of the Code, or

(C)	a controlled foreign corporation related to the Company within the meaning of Section 864(d) of the Code.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

[Purchaser]

By:
Name:
Title: